Exhibit 2.1

HERBERT SMITH FREEHILLS

Agreement

Execution version

Project Aristotle

Share sale agreement

JW International Holdings, Inc

Aristotle Holding III Pty Limited

ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia
GPO Box 4227 Sydney NSW 2001 Australia

T +61 2 9225 5000 F +61 2 9322 4000
herbertsmithfreehills.com DX 361 Sydney

105781602 Contents 1 Contents Table of contents 1 Definitions and interpretation 2 1.1 Definitions ............................................................................................................ 2 1.2 Interpretation ...................................................................................................... 28 1.3 Business Day ..................................................................................................... 29 1.4 Inclusive expressions ......................................................................................... 29 1.5 Agreement components ..................................................................................... 29 1.6 Reasonable endeavours .................................................................................... 29 2 Conditions for Completion 30 2.1 Conditions precedent ......................................................................................... 30 2.2 Notice ................................................................................................................. 30 2.3 Obligations to satisfy .......................................................................................... 30 2.4 Waiver ................................................................................................................ 31 2.5 Sunset Date ....................................................................................................... 31 2.6 No binding agreement for transfer ..................................................................... 31 3 Sale and purchase 32 3.1 Sale Shares ....................................................................................................... 32 3.2 Associated Rights .............................................................................................. 32 3.3 Purchase Price ................................................................................................... 32 3.4 Payment of Completion Payment ...................................................................... 32 3.5 Payment of other amounts ................................................................................. 32 3.6 Title and risk ....................................................................................................... 33 4 Period before Completion 33 4.1 Carrying on of business ..................................................................................... 33 4.2 Permitted acts .................................................................................................... 34 4.3 Locked Box ........................................................................................................ 35 4.4 Access ............................................................................................................... 36 4.5 Landlord consents.............................................................................................. 37 4.6 Material contract consents ................................................................................. 37 4.7 Enterprise Agreements ...................................................................................... 38 4.8 Bank Guarantees ............................................................................................... 39 4.9 Satisfaction of Inter-company Receivables ....................................................... 39 4.10 Equity Commitment Letter ................................................................................. 40 4.11 Transfer of property ........................................................................................... 40 4.12 Material Adverse Change .................................................................................. 40 4.13 Separation .......................................................................................................... 40 4.14 Sale of Land Contracts ...................................................................................... 41 4.15 Audited Accounts ............................................................................................... 42 4.16 Tax due diligence ............................................................................................... 42 5 Termination 42 5.1 Termination by the Buyer ................................................................................... 42 5.2 Termination by the Seller ................................................................................... 43 5.3 Effect of termination ........................................................................................... 43 5.4 No other right to terminate or rescind ................................................................ 43

Contents 105781602 Contents 2 6 Completion 43 6.1 Time and Place .................................................................................................. 43 6.2 Completion ......................................................................................................... 44 6.3 Notice to complete ............................................................................................. 44 6.4 Completion simultaneous .................................................................................. 44 7 Warranties and indemnities 45 7.1 Warranties by the Seller .................................................................................... 45 7.2 Independent Warranties .................................................................................... 45 7.3 Reliance ............................................................................................................. 45 7.4 Indemnity for breach of Warranty ...................................................................... 45 7.5 Tax indemnity ..................................................................................................... 45 7.6 Refunds by the Buyer ........................................................................................ 46 7.7 Accounts Warranties .......................................................................................... 46 8 Qualifications and limitations on Claims 47 8.1 Disclosure .......................................................................................................... 47 8.2 Awareness ......................................................................................................... 47 8.3 No reliance ......................................................................................................... 47 8.4 Maximum and minimum amounts ...................................................................... 49 8.5 Time limits .......................................................................................................... 50 8.6 Recovery under other rights and reimbursement .............................................. 50 8.7 No double claims ............................................................................................... 51 8.8 Mitigation of loss ................................................................................................ 51 8.9 General limitations ............................................................................................. 51 8.10 Other limitations ................................................................................................. 53 8.11 Exclusions .......................................................................................................... 54 8.12 Tax benefits ....................................................................................................... 54 8.13 Sole remedy ....................................................................................................... 54 8.14 W&I .................................................................................................................... 55 8.15 Payments affecting the Purchase Price ............................................................. 57 8.16 Tax effect of Claims ........................................................................................... 57 8.17 Independent limitations ...................................................................................... 57 9 Procedures for dealing with Claims 57 9.1 Notice of Claims ................................................................................................. 57 9.2 Third Party Claims ............................................................................................. 58 9.3 Tax Demands ..................................................................................................... 60 10 Buyer Warranties 62 10.1 Buyer Warranties ............................................................................................... 62 10.2 Independent Warranties .................................................................................... 62 10.3 Reliance ............................................................................................................. 62 11 Period after Completion 62 11.1 Appointment of proxy ......................................................................................... 62 11.2 Access to records by Seller ............................................................................... 62 11.3 Pre-Completion and Straddle Returns ............................................................... 63 12 Protection of the Business 66 12.2 Non-compete ..................................................................................................... 67 12.3 No solicitation of employees or agents .............................................................. 67

Contents 105781602 Contents 3 12.4 No hire of Senior Executives ............................................................................. 67 12.5 Severability ........................................................................................................ 68 12.6 Acknowledgment................................................................................................ 68 12.7 Exceptions ......................................................................................................... 68 13 Insurance 68 13.1 Maintenance ...................................................................................................... 68 13.2 Access to policies .............................................................................................. 69 13.3 Claims handling ................................................................................................. 69 13.4 Payment of proceeds ......................................................................................... 70 13.5 Run-off policies .................................................................................................. 70 13.6 Insurance on and from Completion.................................................................... 70 14 Confidentiality and announcements 71 14.1 Agreed announcement ...................................................................................... 71 14.2 Confidentiality .................................................................................................... 71 14.3 Confidentiality Deed superseded ....................................................................... 73 15 Duties, costs and expenses 73 15.1 Duties ................................................................................................................. 73 15.2 Costs and expenses .......................................................................................... 73 16 GST 73 16.1 Definitions .......................................................................................................... 73 16.2 GST .................................................................................................................... 73 16.3 Tax invoices ....................................................................................................... 74 16.4 Reimbursements ................................................................................................ 74 17 Notices 74 17.1 Form of Notice ................................................................................................... 74 17.2 How Notice must be given and when Notice is received ................................... 74 17.3 Notice must not be given by other electronic communication ........................... 75 18 General 75 18.1 Governing law .................................................................................................... 75 18.2 Service of process ............................................................................................. 75 18.3 Invalidity and enforceability ................................................................................ 76 18.4 Waiver ................................................................................................................ 76 18.5 Variation ............................................................................................................. 76 18.6 Assignment ........................................................................................................ 76 18.7 Further action to be taken at each party’s own expense ................................... 77 18.8 Relationship of the parties ................................................................................. 77 18.9 Exercise of rights ............................................................................................... 77 18.10 Remedies cumulative ........................................................................................ 77 18.11 Counterparts ...................................................................................................... 77 18.12 No merger .......................................................................................................... 77 18.13 Entire Agreement ............................................................................................... 77 18.14 No reliance ......................................................................................................... 78 18.15 Default Interest ................................................................................................... 78 18.16 Benefits held on trust ......................................................................................... 78 18.17 Attorneys ............................................................................................................ 78 18.18 Foreign resident CGT withholding tax ............................................................... 78 18.19 No withholdings .................................................................................................. 79

Contents 105781602 Contents 4 18.20 US Tax matters .................................................................................................. 79 Schedule 1 Notice details 81 Schedule 2 Warranties 82 Schedule 3 Buyer Warranties 106 Schedule 4 Completion Steps 108 Schedule 5 PDAR 113 Schedule 6 Public Searches 115 Schedule 7 Group structure 121 Schedule 8 Target Entities 122 Schedule 9 Properties 136 Schedule 10 Business Intellectual Property 143 Schedule 11 Bank Guarantees 177

Contents 105781602 Contents 5 Schedule 12 Resignation letter 187 Schedule 13 Consideration Currency 188 Signing page 189 Attachment 1 Transitional Branding Deed Attachment 2 Data Room Index Attachment 3 Related Party Dealings Overview Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited.

105781602 page 1 Share sale agreement Date ► Between the parties Seller JW International Holdings, Inc of 2645 Silver Crescent Drive, Charlotte, NC 28273 USA (Seller) Buyer Aristotle Holding III Pty Limited ACN 666 554 838 of Level 4, Deutsche Bank Place, 126 Philip Street, Sydney NSW 2000 (Buyer) Recitals 1 The Seller owns the Sale Shares. 2 The Seller has agreed to sell, and the Buyer has agreed to buy, the Sale Shares on the terms and conditions of this agreement. The parties agree as follows: 17 April 2023

105781602 page 2 1 Definitions and interpretation 1.1 Definitions The meanings of the terms used in this agreement are set out below. Term Meaning Accounting Standards 1 the requirements of the Corporations Act about the preparation and contents of financial reports; and 2 the accounting standards and any authoritative interpretations issued by the U.S. Securities and Exchange Commission, referred to as the U.S. Generally Accepted Accounting Principles. Accounts the consolidated audited accounts of the Company for the financial year ending on the Accounts Date. Accounts Date 31 December 2022. Additional Transaction Bonus has the meaning given to that term in Schedule 5. Anti-Bribery Laws any applicable law (including but not limited to legislation, regulation, specification, resolution, executive order or guidance note that has the force of law) relating to the prevention of bribery, corruption, fraud or related activities in any country in which the Business has operations as at the date of this agreement or which otherwise apply to the Business, including but not limited to Division 70 of the Australian Criminal Code 1995 (Cth), the US Foreign Corrupt Practices Act 1977 and the UK Bribery Act 2010. Anti-Money Laundering Laws any applicable law (including but not limited to legislation, regulation, specification, resolution, executive order or guidance note that has the force of law) relating to the prevention of money laundering or related activities in any country in which the Business has operations as at the date of this agreement, including but not limited to the Australian Anti- Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and Part 10.2 of the Schedule to the Criminal Code Act 1995 (Cth). ANZ Hire Purchase Agreements [Redacted]

1 Definitions and interpretation 105781602 page 3 Term Meaning

1 Definitions and interpretation 105781602 page 4 Term Meaning ASIC the Australian Securities and Investments Commission. Authorisation any approval, licence, consent, authority or permit. Bank Guarantee each bank guarantee, insurance bond, letters of credit or similar instrument listed in Schedule 11 and subject to compliance with clause 4.1(i), any other bank guarantee, insurance bond, letters of credit or similar instrument given to a Third Party to secure the performance of a Target Entity or required for the benefit of a Target Entity following the date of this agreement. Bank Guarantee Notification has the meaning given to that term in clause 4.8(a). Business the business carried out by the Target Entities as at the date of this agreement. Business Day a day on which banks are open for business in Sydney and Los Angeles, other than a Saturday, Sunday or public or bank holiday in that city. Business Intellectual Property 1 the Intellectual Property Rights set out in Schedule 10; 2 the right to take action against Third Parties for infringement of those Intellectual Property Rights whether occurring before or after the date of this agreement; and 3 all other Intellectual Property Rights used or exercised in connection with or otherwise relevant to the Business in the 12 months prior to the Completion Date. Business Records all original and certified copies of the books, records, documents, information, accounts and data (whether machine readable or in printed form) solely related to the Business owned by, or the property of a Seller Group Member or Target Entity and any source material used to prepare them. Buyer Executive each of Adam Cooper, Kyle Privette, Marc Yassinger and Niles Olson. Buyer Group the Buyer and each of its Related Bodies Corporate (other than the Target Entities) and Buyer Group Member means any member of the Buyer Group. Buyer Warranties the warranties in Schedule 3.

1 Definitions and interpretation 105781602 page 5 Term Meaning CGT Withholding Amount an amount (if any) that the Buyer may be liable to pay to the Commissioner of Taxation under section 14-200 of Schedule 1 to the TAA. Claim any claim, Demand, audit, inquiry, investigation, legal proceedings or cause of action, including any claim, Demand, legal proceedings or cause of action under common law or under statute in any way relating to this agreement or the Sale and includes a claim, Demand, legal proceedings or cause of action arising from a breach of Warranty, or under an indemnity in this agreement. CoC Material Contract [Redacted] CoC Property Leases each of the Property Leases identified as a ‘CoC Lease’ in the table in part 2 of Schedule 9. Commissioner of Taxation the Federal Commissioner of Taxation of the Commonwealth of Australia.

1 Definitions and interpretation 105781602 page 6 Term Meaning Company JELD-WEN Australia Pty Ltd ACN 087 012 226. Completion completion of the sale and purchase of the Sale Shares under clause 6. Completion Certificate the final certificate delivered by the Seller to the Buyer in accordance with clause 1.3 of Schedule 4. Completion Date if the Condition is satisfied: 1 by the date that is at least five Business Days prior to 30 June 2023 (Inside Date), 30 June 2023; or 2 after the Inside Date, the date that is five Business Days after the satisfaction of the Condition, or at such other place, time and date as the Seller and Buyer agree in writing. Completion Payment an amount equal to: 1 the Headline Purchase Price; plus 2 the Cost of Capital Charge, as set out in the Completion Certificate; less 3 an amount equal to: – 80% of the portion of the Transaction Costs Amount that is less than or equal to $11 million; plus – 90% of the Transaction Costs Amount that is in excess of $11 million (if any); less 4 any amount of Notified Leakage. Completion Steps the steps that each party must carry out, which are set out in Schedule 4. Condition the condition in clause 2.1. Confidential Information Memorandum the Confidential Information Memorandum regarding the Business, being Data Room document 01.01. Confidentiality Deed the confidentiality deed poll dated 7 October 2022 executed by Platinum Equity Advisors, LLC in favour of the Company.

1 Definitions and interpretation 105781602 page 7 Term Meaning Consequential Loss indirect Loss which is loss of goodwill, loss of business reputation, loss of future reputation or adverse publicity or damage to credit rating but not: 1 Loss which is direct loss of profits, direct loss of revenue or direct loss of production; 2 Loss arising naturally and in the usual course of things from the relevant facts or circumstances giving rise to the breach or Loss which, as at the date of this agreement would have been reasonably foreseeable by the party who committed the breach; or 3 any diminution in the value of the Sale Shares. Consolidated Group a Consolidated Group or a MEC group as those terms are defined in section 995-1 of the ITAA 1997. Control has the meaning given to that term in section 50AA of the Corporations Act. Corporations Act the Corporations Act 2001 (Cth). Cost of Capital Charge if Completion occurs: 1 on 30 June 2023, an amount equal to $2,400,000; or 2 after 30 June 2023, an amount calculated as follows: $2,400,000 + the Daily Rate where: 𝐷𝑎𝑖𝑙𝑦 𝑅𝑎𝑡𝑒 = (((𝐴 + 𝐵) × 𝐶) + (𝐷 × 𝐸) + (𝐹 × 𝐺)) A = $14,758 B = $51,613 C = the total number of days (inclusive) from 1 July 2023 to the earlier of: – the Completion Date; and – 31 July 2023; and D = $221,200 E = the total number of days (inclusive) between 1 August 2023 to the earlier of: – the Completion Date; and – 30 September 2023; and F = $539,300 G = the total number of days (inclusive) between 1 October 2023 and the Completion Date.

1 Definitions and interpretation 105781602 page 8 Term Meaning Covered Matter has the meaning given to that term in clause 13.2. D&O Run Off Policy has the meaning given to that term in clause 13.5(a)(2). Data Room the online data room titled ‘Project Aristotle’ hosted via ansarada and accessed via internet link https://dataroom.ansarada.com/_mvc/ProjectAristotle%7C102799/5511 547/spa/documents. Data Room Index the data room index set out at Attachment 2. Demand a written notice of, or demand for, an amount payable. Disclosure Letter a letter dated the date of this agreement addressed by the Seller to the Buyer disclosing facts, matters and circumstances that are, or may be, inconsistent with the Warranties, and includes any attachments to that letter. Disclosure Materials 1 all documents and information contained in the Data Room and made available to the Buyer, its representatives or advisers on 16 April 2023, as shown in the Data Room Index; 2 all written answers given to written questions submitted by the Buyer, its representatives or advisers as part of the question and answer process, provided via the Data Room on or before 16 April 2023; and 3 the information set out in the Disclosure Letter. Disputing Action in respect of a Tax Demand, any action to cause the Tax Demand to be withdrawn, reduced or postponed or to avoid, resist, object to, defend, appear against or compromise the Tax Demand and any judicial or administrative proceedings arising out of that action. Duty any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them. EBITDA the reported earnings before interest, tax, depreciation and amortisation of the Company, calculated on a consistent basis with the Management Accounts, adjusted to remove the impact of the following: 1 royalty expenses; 2 stock compensation; and 3 addbacks (as defined by the Company in the Management Accounts).

1 Definitions and interpretation 105781602 page 9 Term Meaning Effective Time 11.59pm on the Locked Box Date. Employee an employee of a Target Entity as at the date of this agreement who remains employed by a Target Entity immediately before Completion. Employee Entitlement List the document setting out, as at the date specified in the document, the commencement date, period of service, hours and work days and remuneration package (excluding bonuses) of each person who is a full-time, part-time or casual Employee at the date of that document, but without identifying the name of the Employee that corresponds to that information, contained in document 09.01.01.01.02 of the Data Room. Encumbrance an interest or power: 1 reserved in or over an interest in any asset; or 2 created or otherwise arising in or over any interest in any asset under a security agreement, a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to: 3 any agreement to grant or create any of the above; and 4 a security interest within the meaning of section 12(1) of the PPSA, but does not include a Permitted Encumbrance. Enterprise Agreements [Redacted]

1 Definitions and interpretation 105781602 page 10 Term Meaning Environment means all components of the earth, including: (a) land, air and water; (b) any layer of the atmosphere; (c) any organic or inorganic matter and any living organism; (d) human made or modified structures and areas, and includes interacting natural ecosystems that include components referred to in paragraphs (a) to (c). Environmental Law any law (including common law, the laws of tort, negligence and nuisance, acts of parliament, regulations, policies and by laws) or a provision of a law relating to the Environment. Equity Commitment Letter the binding executed commitment letter dated on or before the date of this agreement addressed to the Buyer and the Seller and provided to the Seller before execution of this agreement. Excluded Person 1 any Seller Group Member and any Seller Group Representative or Adviser; 2 any current or former director, executive, officer or employee of or contractor to any Seller Group Member or any Seller Group Representative or Adviser; and 3 any current or former director, executive, officer, employee of or contractor to any Target Entity, but not including any such person who is a Seller solely in their capacity as a Seller. External Debt the aggregate of all financial indebtedness (including accrued but unpaid interest, any unpaid fee and any charges and costs, including break costs) of the Target Entities arising under the Loan Facility, but excluding, for the avoidance of doubt, debt that is wholly between Target Entities. External Debt Amount has the meaning given to that term in clause 3.5(a)(1). External Reports the following reports published or prepared by a person other than the Seller in connection with the Sale: 1 Legal Vendor Due Diligence Report by Herbert Smith Freehills dated 13 January 2023; 2 Financial Vendor Due Diligence Report by EY dated 10 November 2022; 3 Tax Vendor Due Diligence Report by EY dated 11 November 2022; 4 Commercial Vendor Due Diligence Report by L.E.K. Consulting dated September 2022; and

1 Definitions and interpretation 105781602 page 11 Term Meaning 5 Payroll Sampling Results by McGrathNicol dated 9 February 2023. Facilitation Deed the document titled Facilitation Deed between the Buyer and certain other parties dated 16 April 2023. Fairly Disclosed information disclosed in a manner that is sufficient in content and made in a manner and context that would enable a sophisticated investor, experienced in transactions of the nature contemplated by this agreement, to be aware of the substance and significance (but not necessarily the financial impact) of the information. FATA Foreign Acquisitions and Takeovers Act 1975 (Cth). FIRB the Foreign Investment Review Board. Freehold Properties the freehold real estate listed in Part 1 of Schedule 9. General Indemnity the indemnity in clause 7.4. Governmental Agency any government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world, including any sovereign authority, or any quasi-governmental organisation acting within its legal authority. GST goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply. GST Act the A New Tax System (Goods and Services Tax) Act 1999 (Cth). GST Group has the same meaning as in section 995-1 of the ITAA 1997. GST Law has the same meaning as in the GST Act. Headline Purchase Price $687,600,000. Immediately Available Funds cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee.

1 Definitions and interpretation 105781602 page 12 Term Meaning Indemnity the General Indemnity and the Tax Indemnity. Insolvency Event in relation to an entity: 1 the entity is unable to pay its debts as and when they fall due or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts; 1 the entity goes, or proposes to go, into liquidation; 2 the entity: – receives a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such a notice; or – applies for deregistration under section 601AA of the Corporations Act; 3 an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation) of the entity; 4 a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed, or threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the entity; 5 the holder of an Encumbrance takes possession of the whole or substantial part of the undertaking or property of the entity; 6 a writ of execution is issued against the entity or any of the entity’s assets; 7 the entity proposes or takes any steps to implement a scheme or arrangement or other compromise with its creditors or any class of them; or 8 the entity is declared or taken under applicable law to be insolvent or the entity’s board of directors resolve that it is, or is likely to become insolvent; and 9 in relation to a natural person, the person is made bankrupt, declared bankrupt or files a petition for relief under bankruptcy laws. Insured Claim a Claim for breach of Warranty or under an Indemnity to which the W&I Policy is responsive. Intellectual Property Rights 1 all rights conferred by statute, common law or in equity, subsisting anywhere in the world whether now or in the future and whether registered or unregistered, in relation to copyright, inventions (including patents, innovation patents and utility models), confidential information (including the right to enforce an obligation to keep information confidential), trade secrets, technical data and know-how, designs, trade marks (including any goodwill associated with them), and circuit layout designs, topography rights and rights in databases;

1 Definitions and interpretation 105781602 page 13 Term Meaning 2 any other rights resulting from intellectual activity in the industrial, commercial, scientific, literary or artistic fields, subsisting anywhere in the world whether now or in the future and whether registered or unregistered; 3 any licence or other right to use a business name, domain name or social media account; 4 any registrations for any of the above in paragraphs (1)–(3), any applications for such registration, and the right to make any such applications; and 5 any rights of action against any person in connection with the above in paragraphs (1)–(4), including the right to sue for any infringement occurring prior to the date of this agreement and the right to recover damages and any other relief for that infringement, but excluding Moral Rights. Inter-company Receivable any non-trading amount owed to a Target Entity by any Seller Group Member as at the time immediately prior to Completion, including for the avoidance of doubt, the amount (being $17,825,931) as at 31 March 2023) owed by JW Global Holdings Limited to the Company pursuant to the intercompany note in place as at the date of this agreement. Interest Rate the daily 11.00am cash rate quoted on Reuters page RBA30. IP Assignment Deeds each of: 1 the IP Assignment Deed to be entered into by JELD-WEN Inc, the Company and Corinthian Industries (Australia) Pty Ltd; 2 the Trade Mark Assignment Deed to be entered into by the Seller and Regency (Showerscreens & Wardrobes) Pty Ltd; and 3 the Trade Mark Assignment Deed to be entered into by the Seller and Stegbar Pty Ltd, in each case, substantially in the form agreed and initialled by the Buyer and the Seller or their respective legal advisers on the date of this agreement. ITAA 1936 the Income Tax Assessment Act 1936 (Cth). ITAA 1997 the Income Tax Assessment Act 1997 (Cth). Leakage any of the following which occurs between 12.01am on the day immediately following the Locked Box Date and the time up to (and including) the Completion Date:

1 Definitions and interpretation 105781602 page 14 Term Meaning 1 any dividend or distribution (in cash or in kind, including any distribution of property or assets) declared, paid or made (or agreed to be paid or made) by any Target Entity to a Seller Group Member; 2 any payment (in cash or in kind) made (or agreed to be made) by any Target Entity to a Seller Group Member in respect of any share capital or other securities of any Target Entity being redeemed, purchased or repaid, or any other return of capital; 3 any monetary liabilities incurred or indemnified (or agreed to be incurred or indemnified) by any Target Entity for the benefit of any Seller Group Member (other than the Transaction Costs Amount); 4 any payment, or the provision of any benefit, by a Target Entity to, or for the benefit of, any Seller Group Member or the incurrence of any indebtedness by a Target Entity to, or for the benefit of any Seller Group Member (or agreement to pay, provide or incur) which is not repaid before Completion (other than the Transaction Costs Amount); 5 any waiver, cancellation or forgiveness of (or agreement to waive, cancel or forgive) any indebtedness for money owed to any Target Entity by the Seller or any Seller Group Member; 6 the payment of any Transaction Costs by a Target Entity (other than the Transaction Costs Amount); 7 the payment of, or incurring any liability for, any bonus, profit share, incentive or similar payments due to be paid by any Target Entity to any employee or former employee of a Target Entity in relation to such employee's performance or employment, other than as specifically provided for in the Locked Box Balance Sheet; 8 the discharge or settlement of any Inter-company Receivable by any means other than a repayment in cash; or 9 the payment of, or incurring of any liability for, any Tax or Duty by a Target Entity as a result of any of the matters in paragraphs 1 to 8 above, but does not include any Permitted Leakage. Leasehold Properties the properties leased by the Target Entities under the Property Leases. Loan Facility the facilities made available to the Company pursuant to the Restated Letter of Offer between Australia and New Zealand Banking Group Limited, the Company and others dated 8 July 2022. Locked Box Balance Sheet the pro forma consolidated balance sheet for the Target Entities as at the Locked Box Date, a copy of which is set out in page 5 of Data Room document 01.07.02. Locked Box Certificate has the meaning given to that term in clause 4.3. Locked Box Claim a Claim made by the Buyer against the Seller pursuant to clause 4.3.

1 Definitions and interpretation 105781602 page 15 Term Meaning Locked Box Date 31 December 2022. Loss losses, liabilities, damages, costs, charges, fines, penalties and expenses and includes Taxes, Duties and Tax Costs. Management Accounts consolidated balance sheet of the Company as at the Management Accounts Date, being Data Room document 04.05.02.09 and monthly consolidated income statement for the Company for the period ending the Management Accounts Date, being Data Room document 04.04.03.02. Management Accounts Date 25 February 2023. Management Presentation the management presentation provided in connection with the Sale, being Data Room document 01.02.01. Material Adverse Change means any change, event, circumstance or occurrence after the date of this agreement (Specified Event) that (whether individually or when aggregated with all such changes, events, circumstances or occurrences) results in, or will or is reasonably likely to result in: 1 a reduction of $80,961,907 or more in the consolidated net assets of the Company as compared to what the Company’s consolidated net assets would reasonably have been expected to have been but for such Specified Event; 2 a reduction of $19,030,922 or more in the EBITDA of the Company in two or more consecutive financial years, as compared to what the Company’s EBITDA would reasonably have been expected to have been but for such Specified Event, determined after taking into account any matters which offset the impact of the Specified Event giving rise to the adverse effect, other than any change, event, circumstance, effect or occurrence that results or arises from: 3 general economic or market conditions in the industries in which the Business operates or changes in rates, prices or markets (including interest rates, exchange rates, commodity prices or in domestic or international financial markets); 4 any change or prospective change in applicable law, regulation, the Accounting Standards or practice or policy of any Governmental Agency applicable to the Company, or the interpretation of any of them; 5 any epidemic or pandemic (including the COVID-19 pandemic (as defined by the World Health Organisation) and the outbreak, escalation or impact of, or recovery from, the epidemic or pandemic, including as a result of lockdowns, travel restrictions, social distancing, vaccination programs or other restrictions);

1 Definitions and interpretation 105781602 page 16 Term Meaning 6 any action taken by a Target Entity at the Buyer's request or with the Buyer's written consent; 7 anything required, or expressly permitted, by any of the Transaction Documents; 8 the announcement of the Sale or entry into of this agreement (including the loss or adverse change in relation to contractual counterparties, creditors, joint venture partners and the like); 9 any matter that is within the actual knowledge of a Buyer Executive as at the date of this agreement; 10 any act of terrorism, outbreak or escalation of war (whether or not declared) or major hostilities, an act of God, lightning, storm, flood, fire, earthquake or explosion, cyclone, tidal wave, landslide, other natural disaster or adverse weather conditions or the like; or 11 any matter that is Fairly Disclosed in the Disclosure Materials, except, in the case of paragraphs (3), (4) or (5) of this definition, to the extent that the Business, taken as a whole, is disproportionately affected as compared with other participants in the industries in which the Business operates (in which case only the incremental. disproportionate impact or impacts may be taken into account in determining whether a Specified Event results in a financial impact as contemplated in paragraphs (1) and (2)). Material Adverse Effect when used in a Warranty in relation to a Target Entity, an adverse effect on the financial condition or operations of the Target Entities (taken as a whole) (when compared to what the financial condition or operations of the Target Entities (taken as a whole) would be if the Warranty were true). Material Authorisations is defined in Warranty 12.7. Material Contracts [Redacted]

1 Definitions and interpretation 105781602 page 17 Term Meaning

1 Definitions and interpretation 105781602 page 18 Term Meaning Moral Rights the rights conferred on individuals in Part IX of the Copyright Act 1968 (Cth), and any similar personal rights anywhere in the world that are by law non-assignable. Notified Leakage has the meaning given in clause 4.3(a)(2). Ongoing Registrations the registered Encumbrances in respect of each Target Entity set out in Data Room Document 01.08.01.02. Open Source Software computer software that is generally available to the public in source code form under: 1 licences substantially similar to those approved by the Open Source Initiative and listed at http://www.opensource.org/licenses; or 2 any other licence that purports to: a. require, or condition the use, licensing or distribution of such software on, the disclosure, licensing or distribution of any source code; or b. permit any licensee of such software to modify any source code relating to the software. Permitted Encumbrance 1 each Ongoing Registration; 2 every lien or retention of title arrangement securing the unpaid balance of purchase money for property acquired in the ordinary course of business; 3 any Encumbrance in relation to personal property (as defined in the PPSA and to which that Act applies) that is created or provided for by: • a transfer of an Account or Chattel Paper; • a PPS Lease; or • a Commercial Consignment, that is not a security interest within the meaning of section 12(1) of the PPSA; 4 the interest of the lessor or owner in respect of assets subject to a finance or capital lease, a hire-purchase agreement or a conditional sale agreement, in each case entered into in the ordinary course of business; and 5 any other Encumbrance which the Buyer and the Seller agrees in writing will be a ‘Permitted Encumbrance’. In this definition, Account, Chattel Paper, PPS Lease and Commercial Consignment have the meanings given in the PPSA. Permitted Leakage 1 anything that is permitted or required to be done by or under: – clause 4.5 (Landlord consents);

1 Definitions and interpretation 105781602 page 19 Term Meaning – clause 4.6 (Material contract consents); – clause 4.8 (Bank Guarantees); – clause 4.11(b) (Transfer of property); – clause 4.13 (Separation); – clause 4.2(c) (PT Corinthian Industries Indonesia); or – the TSA prior to Completion, 2 any matter to the extent included as a creditor, accrual, allowance or provision in the Locked Box Balance Sheet; 3 any transaction, arrangement or payment which is approved in writing by the Buyer; 4 Target Entities’ directors’, officers’ and employees’ salaries, bonuses and other remuneration and entitlements paid or provided in accordance with past practice in the ordinary course of business or in accordance with contractual obligations that have been Fairly Disclosed or provided for in the Disclosure Materials or provided for in a specific accrual, allowance or provision in the Locked Box Balance Sheet, or awards or bonuses that are paid consistently with the short term, long term and bonus and incentive plans of the Target Entities that are in force as at the date of this agreement, other than, in each case, any discretionary payment paid or provided by a Target Entity, except to the extent that such payments have been Fairly Disclosed in document 09.01.03.03.01, document 09.01.04.12, document 09.01.01.01.02, folder 09.01.04.13, folder 09.01.04.14, folder 09.01.04.15 and folder 09.01.04.16 of the Data Room; 5 any transaction or arrangement undertaken or entered into, and any payment made, in the ordinary course of business in accordance with: – the terms of any Related Party Contract; or – any commercial dealing or contractual arrangement Fairly Disclosed in the Related Party Dealings Overview, provided that, as set out in that document, any payment of the management fees (excluding any dealings covered by other line items in the Related Party Dealings Overview), shall not exceed in aggregate an amount of US$1,200,000 a quarter (on a pro- rated daily basis), with any such amounts in excess of the amounts listed above to be treated as Leakage, whereby anything occurs or is contemplated which, but for this definition, would constitute Leakage under this agreement (including any payment by any Target Entity to any Seller Group Member in the ordinary course of business and in accordance with the terms of that Related Party Contract or the Fairly Disclosed dealing in the Related Party Dealings Overview); 6 any transaction which would otherwise constitute Leakage, to the extent that the amount of that Leakage is actually repaid or reimbursed to the Target Entities prior to Completion; 7 repayment of the External Debt Amount;

1 Definitions and interpretation 105781602 page 20 Term Meaning 8 payment of any premium, including applicable fees and expenses, payable in connection with the D&O Run Off Policy in an amount of $150,000; 9 payment of any premium, including applicable fees and expenses, payable in connection with the PII Run Off Policy in an amount of $100,000; 10 payment of the Transaction Costs Amount at Completion (including GST); and 11 payment of any Tax or Duty which relates to any activity undertaken after the Locked Box Date that arises in the ordinary course of business of any Target Entity or falls within paragraph (4), but, notwithstanding the above, in no event shall the discharge or settlement of any Inter-company Receivables by any means other than a repayment in cash be treated as or deemed to be Permitted Leakage. Personal Information any information which: 1 is personal information, as defined in the Privacy Act 1988 (Cth); or 2 comes within the definition of personal information (or any equivalent term) under another Privacy Law. PII Run Off Policy has the meaning given to that term in clause 13.5(a)(1). PPS Register means the register established under the PPSA. PPSA the Personal Property Securities Act 2009 (Cth). Pre Completion Returns is defined in clause 11.3(b). Privacy Laws 1 the Privacy Act 1988 (Cth); 2 the Spam Act 2003 (Cth); 3 the Do Not Call Register Act 2006 (Cth); 4 to the extent applicable, any legislation in force from time to time in any: a. Australian jurisdiction (which includes the Commonwealth of Australia and any State or Territory of Australia); and/or b. non-Australian jurisdiction (to the extent that either party is subject to the laws of that jurisdiction), affecting privacy, personal information or the collection, handling, storage, processing, use or disclosure of data; and 5 any ancillary rules, binding guidelines, orders, directions, directives, codes of conduct or other instruments made or issued by a

1 Definitions and interpretation 105781602 page 21 Term Meaning government agency under an instrument identified in paragraphs 1 to 4, as amended from time to time. Proceedings any prosecution, action, proceedings, dispute, arbitration, mediation, or litigation. Properties the Leasehold Properties and the Freehold Properties. Property Leases the real estate leases listed in Part 2 of Schedule 9. Public Searches those searches listed in Schedule 6. Purchase Price 1 the Completion Payment; 2 plus or minus any other adjustments to the Purchase Price made under this agreement. Queanbeyan Property the property located at 67 – 81 Kendall Avenue Queanbeyan NSW 2620, being Lots 132 – 139 (inclusive) and Lots 149 – 156 (inclusive) in Deposited Plan 8456. Related Body Corporate has the meaning given in section 9 of the Corporations Act, but on the basis that a "body corporate" includes any entity, trust and fund, and that: 1 a trust or limited partnership may be a subsidiary of a corporation; 2 a corporation or trust may be a subsidiary of a trust if it would have been a subsidiary if that trust were a corporation; 3 a corporation or fund may be a subsidiary of a fund if it would have been a subsidiary if that fund were a corporation; and 4 a fund advised or managed directly or indirectly by an entity will be deemed to be a subsidiary of such entity. Related Party Contracts the following arrangements of the Target Entities under which any Seller Group Member is a customer, supplier or other contract counterparty of a Target Entity: 1 each Supply Agreement; 2 the supply of doors from PT Corinthian Industries Indonesia and Corinthian Industries (Asia) SDN BHD to the Seller Group, provided that such arrangement is in the ordinary course of business and on arms' length terms; and

1 Definitions and interpretation 105781602 page 22 Term Meaning 3 the supply of moulded door skins from the Seller Group to the Target Entities, provided that such arrangement is in the ordinary course of business and on arms' length terms. Related Party Dealings Overview the document attached at Attachment 3. Relevant Insurance Policies has the meaning given to that term in clause 13.1(a). Replacement Bank Guarantee in respect of a Bank Guarantee, a bank guarantee: 1 from an institution satisfactory to the Third Party in whose favour the Bank Guarantee was provided; and 2 on terms the same or substantially the same as the terms of the Bank Guarantee or as modified in a manner that is satisfactory to both the Buyer and the Third Party. Replacement Enterprise Agreement has the meaning given to that term in clause 4.7(a)(2). Sale the sale and purchase of the Sale Shares in accordance with clause 6. Sale of Land Contracts [Redacted]

1 Definitions and interpretation 105781602 page 23 Term Meaning Sale Shares all of the issued share capital in the Company, being as at the date of this agreement, 47,379 fully paid ordinary shares. Security Interest a security interest as defined in the PPSA. Seller Group the Seller and each of its Related Bodies Corporate (other than the Target Entities) and Seller Group Member means any member of the Seller Group. Seller Group Representative or Adviser any representative or adviser of any Seller Group Member and any Related Bodies Corporate of such representative or adviser (or any current or former director, officer or employee of any of them). Senior Executive [Redacted]

1 Definitions and interpretation 105781602 page 24 Term Meaning Specified Executives [Redacted] Straddle Returns is defined in clause 11.3. Sunset Date 30 September 2023. Supply Agreements [Redacted] Systems is defined in Warranty 11.1(a). TAA Taxation Administration Act 1953 (Cth). Target Entities 1 the Company; and 2 each of the entities listed in Schedule 8. Tax any tax, tax-related liability (within the meaning of Part 4-15 of Schedule 1 of the Tax Act), levy, charge, impost, fee, deduction, GST, compulsory loan, withholding or other amount, that is assessed, levied, imposed or collected pursuant to any law or by any Governmental Agency and includes any interest, fine, penalty, charge, fee or any

1 Definitions and interpretation 105781602 page 25 Term Meaning other amount imposed on, or in respect of any of the above but excludes Duty. Tax Act the ITAA 1936, the ITAA 1997 or the TAA (as applicable). Tax Claim any claim, demand, legal proceedings or cause of action including any claim, demand, legal proceedings or cause of action arising from a breach of a Tax Warranty, or under the Tax Indemnity. Tax Cost all costs, and expenses incurred in: 1 managing an inquiry; or 2 conducting any Disputing Action in relation to a Tax Demand. Tax Demand 1 a Demand or assessment from a Governmental Agency requiring the payment of any Tax or Duty for which the Seller may be liable under this agreement; 2 any document received from a Governmental Agency administering any Tax or Duty assessing, imposing, claiming or indicating an intention to claim any Tax or Duty; 3 a notice to a contributing member of a Consolidated Group given under section 721-15(5) or (5A) of the ITAA 1997 or of a GST Group given under section 444-90 of schedule 1 of the TAA; or 4 lodgement of a Tax Return or a request for an amendment under a law about self-assessment of Tax. Tax Indemnity the indemnity in clause 7.5. Tax Invoice includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit. Tax Law any law relating to either Tax or Duty as the context requires. Tax Relief any relief, allowance, exemption, exclusion, set-off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of a Tax or Duty under any law provided such Tax Relief is actually received by the Buyer or Target Entity as an actual reduction of Tax or Duty of the Buyer or Target Entity in that income year or an earlier income year. Tax Return means any return relating to Tax or Duty including any document which must be lodged with a Governmental Agency administering a Tax or Duty or which a taxpayer must prepare and retain under a Tax Law

1 Definitions and interpretation 105781602 page 26 Term Meaning (such as an activity statement, amended return, application, schedule or election and any attachment). Tax Warranty Warranty 15 of Schedule 2. Third Party any person or entity (including a Governmental Agency) other than: 1 a Seller Group Member; 2 a Buyer Group Member; or 3 a Target Entity. Third Party Claim any claim, Demand, legal proceedings or cause of action made or brought by a Third Party, other than a Tax Demand or a potential Tax Demand. [Redacted] License the license entered into by JELD-WEN, Inc and the Company relating to the use of the [redacted] source code on or about the date of this agreement. Title and Capacity Warranties Warranties 1 and 2 of Schedule 2. Trade Marks the trade mark registrations (and applications for registration of trade marks) listed in Part 1 of Schedule 10. Transaction Bonus Agreements [Redacted] Transaction Costs the aggregate of: 1 any external third party adviser costs and expenses (net of any available input tax credits which are available in the income year in which the expense arises or the following income year) incurred by any Target Entity relating to the Sale; plus 2 any bonus, profit share, incentive or similar payments due to be paid by any Target Entity to any employee or former employee of a Target Entity in connection with the Sale, whether conditional or unconditional and whether payable before, on or after Completion, including the Additional Transaction Bonus (including any unpaid superannuation and payroll or other taxes payable in respect of such bonus arrangements),

1 Definitions and interpretation 105781602 page 27 Term Meaning but excluding, for the avoidance of doubt, any amount identified as a 'Severance Award' payable under a Transaction Bonus Agreement. Transaction Costs Amount has the meaning given to that term in clause 3.5(a)(2). Transaction Documents the following agreements: 1 this agreement; 2 the TSA; 3 the IP Assignment Deeds; 4 the Trend SAP Project Agreement; 5 the Transitional Branding Deed; 6 the Supply Agreements; 7 each Sale of Land Contract; 8 the [Redacted] License; and 9 the contract of sale to be entered into by Stegbar Pty Ltd and 67 Kendall Avenue – Queanbeyan Pty Ltd in relation to the Queanbeyan Property, in the form agreed by the Buyer and the Seller (acting reasonably). Transitional Branding Deed the Branding Deed to be entered into by the Company and JELD-WEN, Inc on Completion, substantially in the form set out in Attachment 1. Treasurer the Treasurer of the Commonwealth of Australia. Trend SAP Project Agreement the Trend SAP Project Agreement between the Seller and the Buyer dated on or about the date of this agreement. TSA the Transitional Services Agreement to be entered into by the Company and JELD-WEN, Inc. on or about the date of this agreement. W&I Insurer HCC International Insurance Company Plc, as primary insurer, and Liberty Global Transaction Solutions, the trading name of Liberty Mutual Insurance Company, Australia Branch, as first excess insurer. W&I Policy the warranty and indemnity insurance policies issued to the Buyer providing insurance coverage to the Buyer against Loss arising out of or in connection with a breach of the Warranties or the Indemnities and naming the Buyer as the insured, subject to the limitations set out in the policies.

1 Definitions and interpretation 105781602 page 28 Term Meaning W&I Policy Limit $65,000,000. W&I Premium all premiums payable in respect of the W&I Policy, plus all brokerage fees, commissions, Taxes and Duty and any other amounts payable to bring the W&I Policy into effect. Warranties the warranties in Schedule 2. Warranty Claim a Claim for breach of Warranty, including a Claim under the General Indemnity. Work Safety Authority a Governmental Agency with responsibility for the investigation and enforcement of work health and safety legislation, amongst other functions. 1.2 Interpretation In this agreement: (a) Headings and bold type are for convenience only and do not affect the interpretation of this agreement. (b) The singular includes the plural and the plural includes the singular. (c) Words of any gender include all genders. (d) Other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning (e) An expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency as well as an individual. (f) A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this agreement. (g) A reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them. (h) A reference to a document includes all amendments or supplements to, or replacements or novations of, that document. (i) A reference to a party to a document includes that party’s successors and permitted assignees. (j) A reference to an agreement other than this agreement includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing. (k) A reference to liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the

1 Definitions and interpretation 105781602 page 29 benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death. (l) No provision of this agreement will be construed adversely to a party because that party was responsible for the preparation of this agreement or that provision. (m) A reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not: (1) which ceases to exist; or (2) whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions. (n) If a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day. (o) A reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later. (p) If an act prescribed under this agreement to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day. (q) A reference to time is a reference to Sydney time. (r) A reference to $ or A$ is to Australian currency unless denominated otherwise and a reference to US$ is to the currency of the United States of America. 1.3 Business Day Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day. 1.4 Inclusive expressions Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included. 1.5 Agreement components This agreement includes any schedule. 1.6 Reasonable endeavours Any provision of this agreement which requires a party to use reasonable endeavours or all reasonable endeavours to procure that something is performed or occurs or does not occur does not include any obligation to: (a) pay any money or to provide any financial compensation, valuable consideration or any other incentive to or for the benefit of any person, except for payment of any applicable fee for the lodgement or filing of any relevant application with any Governmental Agency; or (b) commence any legal action or proceeding against any person, except where that provision expressly specifies otherwise.

2 Conditions for Completion 105781602 page 30 2 Conditions for Completion 2.1 Conditions precedent Clauses 3 and 6 do not become binding on the parties and are of no force or effect unless and until the following Condition has been satisfied or waived in accordance with clause 2.4: (a) Foreign Investment Review Board approval: the earliest to occur of the following: (1) the Buyer has received a written notice under the FATA by or on behalf of the Treasurer Australia stating that the Commonwealth Government does not object to the transactions contemplated by this agreement, either unconditionally or on reasonable terms (as such term is defined in clause 2.3(c)); or (2) the Treasurer becomes precluded from making an order in relation to the subject matter of this agreement and the transactions contemplated by it under the FATA; or (3) if an interim order is made under the FATA in respect of the transactions contemplated by this agreement, the subsequent period for making a final order prohibiting the transactions contemplated by this agreement elapses without a final order being made. 2.2 Notice Each party must promptly notify the others in writing if it becomes aware that the Condition in clause 2.1 has been satisfied or has become incapable of being satisfied. 2.3 Obligations to satisfy (a) The Buyer must use reasonable endeavours to ensure that the Condition in clause 2.1 is satisfied as expeditiously as possible and in any event on or before the Sunset Date. (b) Without limiting clause 2.3(a), the Buyer must: (1) provide information to the Seller concerning any proposed approach by the Buyer to FIRB and the content of any application made, provided that the Buyer is permitted to redact any commercially sensitive information (acting reasonably); (2) to the extent it has not done so prior to the date of this agreement, file its application with FIRB, and pay the associated application fee, as soon as reasonably practicable and, in any event, within two Business Days after the date of this agreement; (3) provide the Seller with a copy of any notices or correspondence, including without limitation, any responses to requests for information from FIRB, provided that the Buyer is permitted to redact any commercially sensitive information (acting reasonably); (4) to the extent any response or correspondence with FIRB relates to information regarding the Target Entities, the Seller or the Business, the Buyer must obtain the Seller’s approval before providing such information to FIRB;

2 Conditions for Completion 105781602 page 31 (5) allow the Seller and its representatives the opportunity to be present at any meetings (including to attend any conference calls or video conferences) with FIRB, provided that the Seller and its representatives shall be required to leave any such meetings for any portion of such meetings at which the Buyer discusses with FIRB commercially sensitive information; and (6) keep the Seller regularly informed of its progress in satisfying the Condition, including providing updates upon reasonable request from the Seller. (c) In relation to clause 2.1, 'reasonable terms' shall mean (and for the purposes of clause 2.1(a)(1) be limited to): (1) the tax conditions set out in items 1 to 6 of Part D of Guidance Note 12 issued by FIRB (in the form last updated on 9 July 2021) (if any or all of those conditions are sought to be imposed by the Treasurer (or the Treasurer’s delegate)); and (2) any other conditions or undertakings imposed, required or requested by FIRB that are acceptable to the Buyer, acting reasonably, and the Buyer must, in each case, respond to FIRB promptly and in any event, within five Business Days after any such conditions or undertakings are requested. (d) The Seller must promptly provide all information as may be reasonably requested by the Buyer in connection with any notices and applications for approval to satisfy the Condition. (e) Each party must provide all reasonable assistance to the other as is necessary to satisfy the Conditions. 2.4 Waiver The Condition in clause 2.1 cannot be waived. 2.5 Sunset Date A party may, by not less than two Business Days’ notice to the other, terminate this agreement: (a) at any time after the Sunset Date (provided Completion has not occurred) if the Condition in clause 2.1 is not satisfied by the Sunset Date; or (b) at any time (provided Completion has not occurred) if the Condition in clause 2.1 becomes incapable of satisfaction or the parties agree that the Condition in clause 2.1 cannot be satisfied. 2.6 No binding agreement for transfer For the avoidance of doubt, nothing in this agreement will cause a binding agreement for the transfer of shares or the sale of assets to arise unless and until the Condition in clause 2.1 has been satisfied or waived in accordance with clause 2.4 and no person will obtain rights in relation to shares as a result of this agreement unless and until that Condition has been satisfied.

3 Sale and purchase 105781602 page 32 3 Sale and purchase 3.1 Sale Shares On the day for Completion determined under clause 6.1, the Seller must sell, and the Buyer must buy, the Sale Shares for the Purchase Price and free and clear of all Encumbrances, other than Permitted Encumbrances. 3.2 Associated Rights The Seller must sell the Sale Shares to the Buyer together with all rights: (a) attached to them as at the date of this agreement; and (b) that accrue between the date of this agreement and Completion. 3.3 Purchase Price (a) The consideration for the sale of the Sale Shares is the payment by the Buyer of the Purchase Price. (b) The Purchase Price will be paid as follows: (1) the Completion Payment, payable by the Buyer on Completion in accordance with clause 3.4 and clause 6; and (2) any other adjustments to the Purchase Price payable in accordance with this agreement. 3.4 Payment of Completion Payment On Completion the Buyer must pay the Completion Payment to the Seller in Immediately Available Funds and in accordance with Schedule 13. 3.5 Payment of other amounts (a) At Completion, the Buyer must by way of unsecured loans, provide the Company with the following: (1) the funds necessary to enable the Seller to procure the relevant Target Entities to repay the External Debt as at immediately prior to Completion (External Debt Amount) in accordance with clause 2.1(c)(1) of Schedule 4; and (2) the amount equal to the funds necessary to enable the Seller to procure that the Company pays the Transaction Costs that are (or would otherwise be) unpaid as at Completion (Transaction Costs Amount) inclusive of GST (where applicable) in accordance with clause 2.1(c)(2) of Schedule 4, excluding the Additional Transaction Bonus, in each case as specified (as to the amount and the payees) by the Seller in the Completion Certificate. (b) All payments under this clause 3.5 must be made in Immediately Available Funds without counter-claim or set-off.

4 Period before Completion 105781602 page 33 3.6 Title and risk Title to and risk in the Sale Shares passes to the Buyer on Completion. 4 Period before Completion 4.1 Carrying on of business Subject to clause 4.2, between the date of this agreement and the earlier of: (a) Completion; and (b) termination of this agreement, the Seller must use reasonable endeavours to procure that the business of the Target Entities is conducted in the ordinary course and must ensure that no Target Entity: (c) distributes or returns any capital to its members; (d) buys back or redeems any of its shares or reduces its share capital; (e) declares or pays any dividends or makes any other distributions of its profits or assets (in cash or in kind); (f) issues any shares, options or securities that are convertible into shares in that Target Entity; (g) alters its constitution; (h) enters into any new individual contract or commitment requiring it to pay or incur any liabilities in excess of $2,000,000, other than in relation to the acquisition of raw materials and inputs required in the ordinary course of business; (i) procures the issue of any new bank guarantee, any other form of guarantee, insurance bond, letter of credit or other similar instrument on behalf of a Target Entity for an amount exceeding $250,000 per individual instrument or exceeding $1,000,000 in aggregate; (j) varies, terminates, fails to renew or permits to lapse any of its material contracts, Authorisations or commitments, except in the ordinary course of business; (k) creates or grants a Security Interest over all or substantially all of its assets or shares; (l) acquires or disposes of any assets whose aggregate value exceeds $2,000,000, other than in relation to products sold and the acquisition of raw materials and inputs required in the ordinary course of business; (m) sells, consolidates or amalgamates with any other company or entity or acquires all or substantially all of the shares or assets of any other person, firm, association or company or business organisation or enters into any joint venture or partnership; (n) enters into or varies any contract or arrangement with the Seller or any other Seller Group Member; (o) materially changes the terms of employment (including remuneration or other benefits) of any of the Employees with a total annual remuneration in excess of $200,000, except in accordance with current personnel practices conducted in good faith and in the ordinary course of business;

4 Period before Completion 105781602 page 34 (p) engages any new permanent employee with a total annual remuneration in excess of $300,000, except to replace an employee who has ceased employment or reduced their employment with a Target Entity; (q) implements any new employee bonus or incentive plan or scheme or makes any bonus, profit share, incentive or similar payments to any employees or former employees of a Target Entity, other than as permitted in accordance with the terms of the annual bonus and incentive plans of the Target Entities that are in force as at the date of this agreement, as disclosed in Data Room folders 09.01.04 - Employee Incentive Programs and 09.01.03.02 - Employment Retention Agreements; (r) varies or agrees to vary an existing, or makes or agrees to make any new, enterprise agreement or other collective agreement that relates to the Employees (other than an Enterprise Agreement, provided that the Seller complies with its obligations under clause 4.7); (s) settles or commences any actions or proceedings for an aggregate amount in excess of $1,000,000 provided that the individual action or proceeding is for an amount in excess of $100,000; (t) resolves to wind up or liquidate a Target Entity; (u) changes its accounting procedures, principles or practices in respect of the Business, except to the extent required to comply with any applicable law, regulation or principle or policy of a Governmental Agency; (v) makes any Tax or Duty election or settles or compromises any Tax or Duty liability or makes any material change to the conduct of its Tax affairs as carried on at the date of this agreement or amends any Tax Return, or engages in any transaction, act or event, other than in the ordinary course of business, which gives rise to any material Tax or Duty liability for the Target Entities; or (w) agrees (conditionally or otherwise) to do any of the things which it is prevented from doing under clause 4.1(c) to clause 4.1(v). 4.2 Permitted acts Nothing in clause 4.1 restricts the Seller or any Target Entity from doing anything: (a) Transaction Document: that is contemplated in this agreement or any Transaction Document; (b) Transaction Costs: to pay any Transaction Costs, inclusive of any GST (as applicable); (c) PT Corinthian Industries Indonesia: to increase PT Corinthian Industries Indonesia’s paid up capital to at least IDR 10 billion, in the manner agreed by the Seller and the Buyer (acting reasonably); (d) emergencies: to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property); (e) legal obligations: that is necessary for a Target Entity to comply with applicable law or the requirements of a Governmental Agency; (f) novation of adviser mandates: to novate or assign to the Seller (or their agent or representative) the benefit of any advisor mandates relating to the transactions contemplated by this agreement; (g) disclosed actions: that is Fairly Disclosed to the Buyer in the Disclosure Materials prior to the date of this agreement; or

4 Period before Completion 105781602 page 35 (h) Buyer approval: approved in writing by the Buyer, such approval not to be unreasonably withheld or delayed. 4.3 Locked Box (a) At least three Business Days before Completion, the Seller must deliver to the Buyer a certificate which: (1) confirms that, during the period between 12.01am on the day immediately following the Locked Box Date and the time up to (and including) Completion, there has been no Leakage; or (2) if there has been Leakage, reasonable details (including the amount) of each instance of Leakage and the aggregate amount of that Leakage (less any Tax Relief) (Notified Leakage), being the Locked Box Certificate. (b) To the extent that any Leakage (other than Notified Leakage) has occurred between 12.01am on the day immediately following the Locked Box Date and the time up to (and including) Completion, the Seller indemnifies the Buyer against all Leakage (other than Notified Leakage) and must pay (on a dollar-for- dollar basis) to the Buyer the amount of that Leakage (less any Tax Relief) in Immediately Available Funds within 5 Business Days after receipt of a written demand from the Buyer for that amount. (c) The liability of the Seller pursuant to this clause 4.3 will (except, subject to clause 4.3(d), to the extent of a Tax Claim) terminate on the date that is six months after Completion unless prior to that date the Buyer has notified the Seller of a Claim under this clause 4.3, in which case, the Seller will remain liable under clause 4.3(b) until the earlier of: (1) the date that that Locked Box Claim has been satisfied, settled or withdrawn and any payment in respect of any such satisfaction or settlement has been made to the Buyer; and (2) six months after the date the Buyer is required to notify the Seller of a Locked Box Claim under this clause 4.3(c), unless the Buyer has properly issued and validly served legal proceedings against the Seller in respect of the Locked Box Claim prior to that date. (d) For the avoidance of doubt, if the Buyer or any other member of the Buyer Group recovers or is compensated for any Loss relating to Tax under this clause 4.3, the Seller has no liability for that Loss under any other Claim, including without limitation, under a Tax Claim. (e) Other than under this clause 4.3(c) and clause 8.4(b)(3), the Seller’s obligations under clause 4.3(b) are not qualified by any other limitation in this agreement. (f) Nothing in this clause 4.3 prevents any Seller Group Member from undertaking, or gives rise to any liability on the part of, any Seller Group Member in respect of, any action comprising Permitted Leakage. (g) Despite any other provision of this agreement, no adjustment will be made to the Purchase Price for any Permitted Leakage and the Buyer must not make a Claim under a Warranty or Indemnity or otherwise in respect of any Permitted Leakage.

4 Period before Completion 105781602 page 36 (h) If: (1) the Seller pays any amount in respect of Leakage under this clause 4.3; or (2) any amount of Notified Leakage is deducted from the Completion Payment, the Seller will have no further liability to the Buyer with respect to any such amount and the Buyer must not make a Claim under a Warranty or Indemnity or otherwise in respect of that same amount. (i) If any payment is made by the Seller pursuant to clause 4.3(b), the payment will be treated as an adjustment of the Purchase Price. 4.4 Access (a) Subject to clause 4.4(b) and clause 4.4(c), during the period between the date of this agreement up to the earlier of Completion and termination of this agreement, the Seller must ensure that the Buyer and, where applicable and reasonable, its advisers: (1) are provided with copies of monthly management accounts and any other periodic trading and performance updates including the 'Monthly Business Reviews' relating to the Business (if any) in each case that are prepared by the Business in the ordinary course; and (2) has reasonable access to the senior management and premises of the Target Entities, in each case: (1) for the purpose of planning the integration of the Target Entities with the Buyer Group following Completion and/or enabling the Buyer to facilitate its financing of the Sale; and (2) provided that such access is at all times in the presence of a representative of the Seller, if required by the Seller. (b) The Buyer must ensure that any persons provided with access pursuant to clause 4.4(a) comply with the requirements and directions of the Target Entities and do not interfere with the business or operations of the Target Entities. (c) The Seller’s obligations under this clause 4.4 will not require them to provide the Buyer with access to information which: (1) is reasonably regarded as confidential to the activities of the Seller Group, otherwise than in relation to the Target Entities; (2) cannot be shared with the Buyer prior to Completion in compliance with applicable law; (3) a customer or Governmental Agency does not, for any reason, permit; (4) may, in the determination of the Seller, acting reasonably, result in a waiver of legal professional privilege that the Seller Group Member or the relevant Target Entity has in such information; or (5) will result in a breach by a Seller Group Member or a Target Entity of an obligation (such as a confidentiality obligation) to a Third Party or other restriction imposed by contract. (d) Nothing in this clause 4.4 gives the Buyer any rights as to the decision making of the Target Entities prior to Completion.

4 Period before Completion 105781602 page 37 4.5 Landlord consents (a) The Seller and the Buyer must as soon as reasonably practicable after the date of this agreement agree: (1) a process for approaching and notifying the counterparties to the CoC Property Leases of the proposed change of control of the Company or applicable Target Entity on Completion; and (2) the form of any letter, change of control consent or other information to be provided to such counterparties. (b) In accordance with the process agreed under clause 4.5(a), the Seller must, and must procure that the relevant Target Entities, cooperate with the Buyer (acting reasonably) and use reasonable endeavours between the date of this agreement and Completion to obtain the consents or waivers (as applicable) of the landlords of the CoC Property Leases in connection with the change of control of the Company on Completion, provided that such reasonable endeavours do not extend to providing any financial or other support or making any payments to secure such consents. (c) The Buyer must upon request provide all reasonable assistance and information to the Seller in performing its obligations under clause 4.5(a) and clause 4.5(b). (d) For the purposes of clause 4.5(c), ‘reasonable assistance’ includes: (1) providing all reasonable information and documents that the relevant landlords require before they are prepared to provide the requisite consent or waiver, as applicable; and (2) where there is an existing security deposit or Bank Guarantee in respect of a Property Lease, the Buyer or, at the request of the relevant landlord, another Buyer Group Member, providing the relevant landlord with a Replacement Bank Guarantee or other form of security reasonably required by the landlord effective from Completion. 4.6 Material contract consents (a) The Seller and the Buyer must as soon as reasonably practicable after the date of this agreement agree: (1) a process for approaching and notifying the counterparties to the CoC Material Contracts of the proposed change of control of the Company or applicable Target Entity on Completion; and (2) the form of any letter, change of control consent or other information to be provided to such counterparties. (b) In accordance with the process agreed under clause 4.6(a), the Seller must, and must procure that the relevant Target Entities, cooperate with the Buyer (acting reasonably) and, where necessary to do so under the terms of the relevant Material Contract, use reasonable endeavours between the date of this agreement and Completion to obtain the consents or waivers (as applicable) of the counterparties of the CoC Material Contracts in connection with the change of control of the Company on Completion, provided that such reasonable endeavours do not extend to providing any financial or other support or making any payments to secure such consents. (c) The Buyer must upon request provide all reasonable assistance and information to the Seller in performing its obligations under clause 4.6(a) and clause 4.6(b).

4 Period before Completion 105781602 page 38 (d) For the purposes of clause 4.6(c), ‘reasonable assistance’ includes providing all reasonable information and documents that the relevant parties require before they are prepared to provide the requisite consent or waiver, as applicable. 4.7 Enterprise Agreements (a) Subject to clause 4.7(b), prior to Completion, if a Target Entity or the Seller is bargaining to replace an Enterprise Agreement, the Seller must, and must procure that the applicable Target Entities: (1) provide the Buyer with periodic updates in respect of the bargaining to the extent there have been any material developments in relation to the bargaining and, if requested by the Buyer, provide any further reasonable information relating to the bargaining; (2) before agreeing to any new material term of an enterprise agreement to replace an Enterprise Agreement (Replacement Enterprise Agreement) that differs to a term of the relevant Enterprise Agreement, consult with the Buyer in respect of that proposed new material term; and (3) not, without the Buyer's prior written consent (not to be unreasonably withheld or delayed), agree to include in a Replacement Enterprise Agreement any term that limits or prohibits, or has the effect of limiting or prohibiting, the relevant Target Entity’s ability to terminate the employment of any Employee because of the redundancy of their position, as compared to that Target Entity’s current rights provided in the relevant Enterprise Agreement. (b) For the purposes of clause 4.7(a)(2): (1) a new material term is a term that: (A) introduces any new material right or entitlement of any Employee, or materially alters any existing right or entitlement of any Employee, subject to that Replacement Enterprise Agreement compared to the position under the relevant Enterprise Agreement; (B) limits a Target Entity’s rights to terminate the employment of any Employee; (C) introduces any new material obligation on the Target Entity, or materially alters any existing obligation on the Target Entity, compared to the position under the relevant Enterprise Agreement; or (D) materially alters any classification definition or structure compared to the position under the relevant Enterprise Agreement; and (2) in relation to the Buyer’s consultation right, the Seller must give the Buyer details of the relevant term and have regard to any reasonable comments of the Buyer, if received with sufficient time ahead of any scheduled meeting or negotiation in respect of that Enterprise Agreement. (c) For the purpose of clause 4.7(a)(3), if the Buyer does not respond to the Seller (or relevant Target Entity, as applicable) within two Business Days of receiving notice of the proposed term, the Buyer will be deemed to have consented to that term.

4 Period before Completion 105781602 page 39 (d) For the avoidance of doubt, nothing in this clause 4.7 requires the Seller or any Target Entity to: (1) provide the Buyer or any Buyer Group Member with access to information which: (A) cannot be shared with the Buyer prior to Completion in compliance with applicable law; (B) a Governmental Agency does not, for any reason, permit; (C) may, in the determination of the Seller, acting reasonably, result in a waiver of legal professional privilege that the Seller or the relevant Target Entity has in such information; or (D) will result in a breach by a Target Entity of an obligation or restriction under an Enterprise Agreement; or (2) do anything that is otherwise contrary to any applicable law or would result in a Target Entity breaching an obligation or restriction under an Enterprise Agreement. 4.8 Bank Guarantees (a) Subject to clause 4.8(b), if the Buyer notifies the Seller in writing that it intends to retain the Bank Guarantees following Completion (Bank Guarantee Notification), the Seller and the Buyer will take reasonable steps prior to Completion to permit the Bank Guarantees to remain on foot following Completion. For the purposes of this clause 4.8(a), ‘reasonable steps’ includes the Buyer or, at the request of the issuer of the Bank Guarantee, another Buyer Group Member, providing such security, including without limitation cash cover, as reasonably required by the issuer to enable the Bank Guarantee to remain following Completion. The Seller will not be required to provide any security or compensation in connection with the Bank Guarantees remaining on foot following Completion. (b) If the Buyer has not delivered a Bank Guarantee Notification to the Seller by the date that is 20 Business Days following the date of this agreement, or the Buyer otherwise informs the Seller at any time prior to Completion that it does not intend to retain the Bank Guarantees following Completion, the Seller and the Buyer must, prior to Completion, take all reasonable steps to ensure that, effective from Completion, each Bank Guarantee is released or returned by the Third Party in whose favour the Bank Guarantee has been issued. (c) For the purposes of clause 4.8(b), ‘reasonable steps’ includes the Buyer or, at the request of the relevant Third Party, another Buyer Group Member providing the relevant Third Party with a Replacement Bank Guarantee effective from Completion. 4.9 Satisfaction of Inter-company Receivables The Seller must ensure that, immediately prior to Completion, all Inter-company Receivables are re-paid to the Target Entities or otherwise discharged.

4 Period before Completion 105781602 page 40 4.10 Equity Commitment Letter (a) Without the prior written consent of the Seller, the Buyer must: (1) ensure that the Equity Commitment Letter is not amended prior to Completion; (2) not waive, or agree to waive, or otherwise forego any of its rights under the Equity Commitment Letter where to do so will prejudice the Buyer’s ability to pay the Purchase Price or otherwise satisfy its obligations under or in connection with this agreement (including any claim resulting from a breach of this agreement); or (3) not agree or consent to any novation, assignment or transfer of any counterparty’s obligations under the Equity Commitment Letter (other than an assignment permitted under the terms of the Equity Commitment Letter). (b) The Buyer must promptly and in good faith enforce its rights under the Equity Commitment Letter and take such other action as is reasonably necessary or desirable to ensure that its rights under the Equity Commitment Letter are maintained so as to enable the Buyer to satisfy its obligations under or in connection with this agreement. (c) For the avoidance of doubt, nothing in this clause 4.10 limits any provision of the Equity Commitment Letter. 4.11 Transfer of property On or prior to Completion, the Seller may procure that the Target Entities take the steps required to: (a) enter into and give effect to the IP Assignment Deeds; and (b) transfer the Queanbeyan Property to 67 Kendall Avenue – Queanbeyan Pty Ltd. 4.12 Material Adverse Change (a) The Seller must notify the Buyer of a Material Adverse Change (which notice must include reasonable details of the Material Adverse Change) promptly after it becomes aware of the occurrence of that Material Adverse Change. (b) Whether or not the Seller has given the Buyer a notice under clause 4.12(a), the Buyer may give the Seller a notice of a Material Adverse Change (which notice must include reasonable details of the Material Adverse Change) after it becomes aware of the occurrence of that Material Adverse Change. 4.13 Separation (a) The Seller must ensure that the Seller Group Members perform their obligations under clauses 5 and 6 of the TSA for the period up to and including Completion. For the avoidance of doubt, the Seller’s obligations under this clause 4.13 cease upon Completion. (b) For the period from the date of the TSA up to Completion, the Seller must not, and must procure that the relevant Seller Group Members party to the TSA do not, do any of the following without the Buyer’s prior written consent: (1) amend the TSA; (2) waive or enforce any rights under the TSA;

4 Period before Completion 105781602 page 41 (3) provide consent on behalf of the Company or request consent from any other Seller Group Member on behalf of the Company; (4) appoint or replace any appointees of the Company to the Separation Management Office or the Separation Committee (each as defined in the TSA); or (5) finalise and agree or otherwise amend the Initial Separation Plan or the Separation Plan (each as defined in the TSA). (c) The Seller must procure that the Company promptly delivers to the Buyer a copy of any notice provided or received by the Company pursuant to the terms of clause 5 or 6 of the TSA. 4.14 Sale of Land Contracts (a) The Seller will procure that each relevant Target Entity that is a party to a Sale of Land Contract: (1) complies with their obligations under that Sale of Land Contract for the period up to Completion; (2) in respect of each Sale of Land Contract, as soon as reasonably practicable following the date of this agreement, delivers to the Buyer a Clearance Certificate or a Variation Notice, as applicable, each as defined in the applicable Sale of Land Contract; (3) notifies the Buyer in writing if there is total destruction or Material Damage between the date of this agreement and Completion and provides the Buyer with details of such destruction or Material Damage (as such term is defined in the applicable Sale of Land Contract); and (4) from the date of this agreement until Completion, manages the applicable Property (as such term is defined in the applicable Sale of Land Contract) (including, but not limited to, the services) to a reasonable standard consistent with its management practices prior to the date of this agreement and takes reasonable steps to ensure that the Property is maintained in accordance with good industry practice and in substantially the same condition it was in at the date of this agreement. (b) The Buyer indemnifies each Seller Group Member for and against, and must pay to the Seller on demand an amount equal to all Loss suffered or incurred by a Seller Group Member under or in connection with a Sale of Land Contract, including without limitation any disclosure documents required to be provided by a Target Entity in connection with a Sale of Land Contract, and any Claims made by the purchaser under a Sale of Land Contract relating to the period up to and including Completion. (c) The Buyer must give notice to the Seller as soon as practicable and, in any event, within one Business Day if the Buyer or another Buyer Group Member gives a termination notice under clause 6.3 of the Facilitation Deed entered into by the Buyer and the Purchaser under each Sale of Land Contract, including details of the particular Sale of Land Contract(s) that have been terminated. (d) The Buyer must not consent to the Purchaser under each Sale of Land Contract, or any of their Related Bodies Corporate, making any announcement, including any press release, relating to the Sale or the sale of the relevant Freehold Properties, without the Seller’s prior written consent.

5 Termination 105781602 page 42 4.15 Audited Accounts (a) The parties acknowledge and agree that the Accounts will not be available until after the date of this agreement. (b) The Seller must provide the Buyer with: (1) the Accounts as soon as reasonably practicable after the date of this agreement; and (2) such other information and assistance between the date of this agreement and Completion as reasonably requested and required for the purposes of the Buyer expanding the scope of the W&I Policy to cover warranties relating to the Accounts, including, but not limited to, procuring that the Target Entities undertake a reconciliation of the Accounts to the Management Accounts (including in relation to net working capital, net debt, quality of earnings and contingent liabilities), in a manner consistent with the approach adopted in the Financial Vendor Due Diligence Report of EY dated 10 November 2022. 4.16 Tax due diligence (a) The Buyer must use reasonable endeavours to expand the scope of the W&I Policy to remove the general exclusion set out in clause 4(19) of the W&I Policy. (b) The Seller will provide the Buyer with such other information and assistance between the date of this agreement and Completion as reasonably requested and required for the purposes of the Buyer expanding the scope of the W&I Policy as contemplated under clause 4.16(a), provided that the requests do not materially disrupt or distract from the Business. 5 Termination 5.1 Termination by the Buyer The Buyer may terminate this agreement at any time before Completion by notice in writing to the Seller if: (a) the Seller or a Target Entity suffers an Insolvency Event; or (b) there is a Material Adverse Change after the date of this agreement that either: (1) has not been remedied or rectified, including by way of future financial compensation to the Buyer’s satisfaction (acting reasonably); or (2) in respect of which the Buyer and Seller have not agreed on an appropriate remedy or other course of action, by the earlier to occur of: (3) 15 Business Days of the date on which either party receives a notice from the other party detailing the occurrence of the Material Adverse Change; and (4) the date on which the final Condition is satisfied, or such longer period as may be agreed by the Buyer and the Seller.

6 Completion 105781602 page 43 5.2 Termination by the Seller The Seller may terminate this agreement at any time before Completion by notice in writing to the Buyer if the Buyer suffers an Insolvency Event. 5.3 Effect of termination If this agreement is terminated under clause 2.5, this clause 5, clause 6.3(b) or clause 8.14(c), then: (a) the parties will procure that each Transaction Document (if permitted by the terms of that contract) that has already been executed is terminated in accordance with its terms; (b) each party is released from its obligations to further perform its obligations under this agreement and the Transaction Documents, except those expressed to survive termination; (c) each party retains the rights it has against the other in respect of any breach of this agreement occurring before termination; (d) the Buyer must return to the Seller all documents and other materials obtained from the Seller in accordance with the terms of the Confidentiality Deed; and (e) the rights and obligations of each party under each of the following clauses and schedules will continue independently from the other obligations of the parties and survive termination of this agreement: (1) clause 1 (Definitions and Interpretation); (2) clause 5 (Termination); (3) clause 14 (Confidentiality and announcements); (4) clause 15 (Duties, costs and expenses); (5) clause 16 (GST); (6) clause 17 (Notices); and (7) clause 18 (General). 5.4 No other right to terminate or rescind No party may terminate or rescind this agreement (including on the grounds of any breach of Warranty or misrepresentation that occurs or becomes apparent before Completion) except as permitted under clause 2.5, this clause 5, clause 6.3(b) or clause 8.14(c). 6 Completion 6.1 Time and Place Subject to clause 5, Completion must take place at the office of Herbert Smith Freehills at Level 24, 80 Collins Street, Melbourne, at 11:00am on the Completion Date, or at such other time and place as the Buyer and the Seller agree.

6 Completion 105781602 page 44 6.2 Completion (a) On or before Completion, each party must carry out the Completion Steps referable to it in accordance with Schedule 4. (b) Completion is taken to have occurred when each party has performed all its obligations under this clause 6 and Schedule 4. 6.3 Notice to complete (a) If a party (Defaulting Party) fails to satisfy its obligations under clause 6.2 and Schedule 4 on the day and at the place and time for Completion determined under clause 6.1 then the other party (Notifying Party) may: (1) give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of five Business Days from the date of the notice and declaring time to be of the essence; or (2) waive all or any such obligations and proceed to Completion as far as practicable. (b) If the Defaulting Party fails to satisfy those obligations within those five Business Days the Notifying Party may, without limitation to any other rights it may have: (1) terminate this agreement by giving written notice to the Defaulting Party; or (2) waive all or any such obligations and proceed to Completion as far as practicable. 6.4 Completion simultaneous (a) Subject to clause 6.4(b), the actions to take place as contemplated by this clause 6 and Schedule 4 are interdependent and must take place, as nearly as possible, simultaneously. If one action does not take place, then without prejudice to any rights available to any party as a consequence: (1) there is no obligation on any party to undertake or perform any of the other actions; (2) to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and (3) the Seller and the Buyer must each return to the other all documents delivered to it under clause 6.2(a) and Schedule 4 and must each repay to the other all payments received by it under clause 6.2(a) and Schedule 4, without prejudice to any other rights any party may have in respect of that failure. (b) The Buyer may, in its sole discretion, waive any or all of the actions that the Seller is required to perform under clause 2.1 of Schedule 4 and the Seller may, in its sole discretion, waive any or all of the actions that the Buyer is required to perform under clause 2.2 of Schedule 4.

7 Warranties and indemnities 105781602 page 45 7 Warranties and indemnities 7.1 Warranties by the Seller Subject to the qualifications and limitations in clause 8, the Seller gives: (a) each of the Title and Capacity Warranties to the Buyer: (1) that is expressed to be given on a particular date, on that date; and (2) in respect of each other Title and Capacity Warranty, on the date of this agreement and immediately before Completion; and (b) each other Warranty to the Buyer: (1) that is expressed to be given on a particular date, on that date; and (2) otherwise on the date of this agreement and immediately before Completion. 7.2 Independent Warranties Each of the Warranties is to be construed independently of the others and is not limited by reference to any other Warranty. 7.3 Reliance The Seller acknowledges that the Buyer has entered into this agreement and will complete this agreement in reliance on the Warranties. 7.4 Indemnity for breach of Warranty The Seller indemnifies the Buyer against any Loss suffered or incurred by the Buyer as a result of a breach of a Warranty, except to the extent that the Warranty or the Seller’s liability for the Loss are limited or qualified under clause 8, and this will be the sole remedy of the Buyer in respect of any such breach. 7.5 Tax indemnity The Seller indemnifies the Buyer against, and must pay the Buyer the amount of, any: (a) Tax or Duty payable by a Target Entity as a result of a Tax Demand to the extent that Tax or Duty relates to any event, period, or part period, up to and including Completion; and (b) Tax Costs incurred by or on behalf of a Target Entity or a Buyer Group Member to the extent those Tax Costs arise from or relate to any of the matters for which the Seller may be liable under clause 7.5(a), except to the extent that: (c) the Seller’s liability for the Tax or Duty is limited or qualified under clause 8; (d) the Tax or Duty is Permitted Leakage; or (e) liability for the Tax or Duty relates to the period between the Locked Box Date and Completion (including Completion) and arises in the ordinary course of business of any Target Entity,

7 Warranties and indemnities 105781602 page 46 and this will be the sole remedy of the Buyer and each Target Entity in respect of any such Tax, Duty or Tax Costs (other than in relation to any Tax, Duty or Tax Costs relating to a breach of a Tax Warranty or any Claim under clause 4.3(b)). For the purposes of this clause 7.5, if an amount of Tax is payable by a Buyer Group Member, and the Tax solely relates to a Target Entity and a matter in respect of which the Seller may be liable under clause 7.5(a), the amount of Tax will be taken to be payable by the Target Entity. 7.6 Refunds by the Buyer (a) Subject to clauses 7.6(b) and 7.6(c) if: (1) following payment by the Seller of an amount under clause 7.5 for a Tax Claim, all or part of that amount is refunded either in cash or by credit to a Buyer Group Member or a Target Entity (including, but not limited to, any amount or credit received following a successful objection or appeal); or (2) a Buyer Group Member or a Target Entity receives a refund either in cash or by credit of an amount of Tax or Duty that was paid by a Target Entity before the Effective Time, then the Buyer must (or procure that the relevant Buyer Group Member or Target Entity, as applicable) within 10 Business Days following that refund, pays to the Seller: (3) an amount equal to the lesser of the refund and the amount of the payment paid by the Seller under clause 7.5, less any reasonable costs and Taxes incurred by a Buyer Group Member or Target Entity in obtaining the refund; and (4) an amount equal to any interest paid or credited to a Target Entity which is referable to the amount referred to in this clause 7.6(a). (b) Any amount payable by the Buyer (or any Buyer Group Member or Target Entity, as applicable) to the Seller under clause 7.6(a) may be reduced by any amount payable by the Seller (or a Seller Group Member) to the Buyer (or a Buyer Group Member or Target Entity) under and in accordance with the terms of this agreement which is outstanding at that time. For clarity, the Buyer (or any Buyer Group Member or Target Entity, as applicable) will be deemed to have paid the amount under clause 7.6(a) to the extent of the reduction under this clause 7.6(b). (c) This clause 7.6 ceases to apply on the later of: (1) the date that is eight years from the Completion Date; and (2) six months following the payment of an amount by the Seller to the Buyer in respect of a Tax Claim (if any). 7.7 Accounts Warranties Notwithstanding clause 7.1(b), in relation to the Accounts Warranties, being Warranty 3.1(a) and Warranty 3.2(a), these warranties are only given by the Seller if and when those Warranties are covered by the W&I Policy.

8 Qualifications and limitations on Claims 105781602 page 47 8 Qualifications and limitations on Claims 8.1 Disclosure (a) The Buyer acknowledges and agrees that the Seller has disclosed or is deemed to have disclosed against the Warranties and the General Indemnity, and the Buyer is aware of, and will be treated as having actual knowledge of, all facts, matters and circumstances that: (1) are expressly provided for or described in this agreement or a Transaction Document; (2) are Fairly Disclosed in the Disclosure Materials or the External Reports; (3) as at five Business Days prior to the date of this agreement, are or would be disclosed by, the Public Searches; or (4) are within the actual knowledge of a Buyer Executive as at the date of this agreement. (b) The Warranties and the General Indemnity are given subject to the disclosures or deemed disclosures described in clause 8.1(a). A Warranty will not be regarded as being untrue by reason of facts, matters or circumstances that have been disclosed or are deemed to have been disclosed under clause 8.1(a) and the Seller will have no liability under the Warranties or the General Indemnity to the extent that disclosure is made or is deemed to have been made against the Warranties under this clause 8.1. The Buyer must not make a Warranty Claim, and the Seller will not be in breach of a Warranty, nor liable under the General Indemnity if the facts, matters or circumstances giving rise to such Warranty Claim are disclosed or are deemed to have been disclosed under clause 8.1(a). 8.2 Awareness Where a Warranty is given ‘to the best of the Seller’s knowledge’, or ‘so far as the Seller is aware’ or with a similar qualification as to the Seller’s awareness or knowledge, the Seller’s awareness is limited to and deemed only to include those facts, matters or circumstances only of which a Specified Executive is actually aware as at the date of this agreement. 8.3 No reliance (a) The Buyer represents and warrants to each Seller Group Member, that: (1) at no time has: (A) any Seller Group Member or any person on its behalf, made or given; or (B) any Buyer Group Member relied on, any representation, warranty, promise or undertaking in respect of the future financial performance of prospects of the Target Entities, the accuracy, completeness and / or reliability of any External Report or otherwise except those warranties expressly set out in this agreement, being the Warranties;

8 Qualifications and limitations on Claims 105781602 page 48 (2) it has not relied on anything other than the Warranties in agreeing to buy the Sale Shares or enter into this agreement or any other Transaction Document and, in particular, no representations, warranties, promises, undertakings, statements or conduct have: (A) induced or influenced the Buyer to enter into, or agree to any terms or conditions of, this agreement or any other Transaction Document; (B) been relied on in any way as being accurate by a Buyer Group Member; (C) been warranted to a Buyer Group Member as being true; or (D) been taken into account by the Buyer as being important to its decision to enter into, or agree to any or all of the terms of, this agreement, except those warranties expressly set out in this agreement, being the Warranties; (3) it has entered into this agreement after satisfactory inspection and investigation of the affairs of the Target Entities, including a detailed review of all the Disclosure Materials and the External Reports; (4) it has made, and it relies upon, its own searches, investigations, enquiries and evaluations in respect of the Target Entities and the Business; (5) the Seller has not made any warranty (including in the Warranties) in respect of any forecast, model budget or other estimate, cost estimate, projection, business plan, statement of opinion or statement of intention (Forward-looking Information), whether being as to the accuracy of, or the reasonableness of any assumptions underlying such Forward-looking Information, provided to the Buyer or its representatives or advisers before the date of this agreement; and (6) it is not entering into this agreement or any Transaction Document in reliance on, and it may not rely on: (A) any Forward-looking Information; (B) any warranty or representation made or purporting to be made by or on behalf of the Seller, other than the Warranties as expressly set out in this agreement or, in respect of a Transaction Document, any warranties expressly set out in that document; or (C) any other statement made or purporting to be made by or on behalf of the Seller, other than the terms expressly set out in this agreement or, in respect of a Transaction Document, the terms expressly set out in that Transaction Document; and (7) no Seller Group Member nor any Seller Group Representative or Adviser is liable under any Claim arising out of or relating to any Forward-looking Information. (b) The Buyer acknowledges that the Seller has agreed to sell the Sale Shares and enters into this agreement relying on the representations and Warranties in this clause 8.3 and would not be prepared to sell the Sale Shares or enter into the applicable Transaction Documents on any other basis.

8 Qualifications and limitations on Claims 105781602 page 49 (c) The parties agree that the Warranties are: (1) contractual warranties only, which form part of, and are given subject to, the terms and conditions of this agreement (including being subject to disclosure pursuant to clause 8.1 and being subject to the other qualifications, limitations and conditions set out in the balance of this clause 8); and (2) provided only as contractual promises as part of this agreement and are not (and are not evidence of) separate representations or conduct otherwise actionable at common law or under statute. 8.4 Maximum and minimum amounts (a) The Seller is not liable under a Warranty Claim or, subject to clause 8.4(d), a Claim under the Tax Indemnity unless the amount finally agreed or adjudicated to be payable: (1) in the case of: (A) a Warranty Claim arising in respect of the Title and Capacity Warranties, exceeds $50,000; and (B) any other Warranty Claim or Claim under the Tax Indemnity exceeds $320,000; and (2) either alone or together with the amount finally agreed or adjudicated to be payable in respect of other Warranty Claims or Claims under the Tax Indemnity that satisfy clause 8.4(a)(1) exceeds $3,200,000, in which event, subject to clauses 8.4(b) and 8.4(c), the Seller is liable for so much of that amount which exceeds the thresholds in clause 8.4(a)(1) and clause 8.4(a)(2). (b) Subject to clause 8.14, the maximum aggregate amount that the Seller is required to pay in respect of all Claims whenever made: (1) in the case of Warranty Claims arising in respect of the Title and Capacity Warranties and a Claim under the Tax Indemnity, is the Purchase Price; (2) in the case of any Warranty Claims (other than in respect of the Title and Capacity Warranties and Claims under the Tax Indemnity), is $65,000,000; and (3) for all Claims, including all Warranty Claims and Claims under the Tax Indemnity, is the Purchase Price. (c) For the purposes of clause 8.4(a)(1): (1) Claims arising out of separate sets of facts, matters or circumstances will not be treated as one Claim, even if each set of facts, matters or circumstances may be a breach of the same Warranty; and (2) Claims of the same or similar nature arising out of the same or similar facts, matters and circumstances will be treated as one Claim. (d) Subject always to the provisions of clause 7 and the other provisions of this clause 8 (other than clause 8.4(a)), to the extent that the Buyer: (1) makes a Claim under the Tax Indemnity and the W&I Policy does not respond to that Claim, whether because the amount of the Claim is less than the retention under the W&I Policy, the matter giving rise to the Claim is subject to an exclusion under the W&I Policy or for any

8 Qualifications and limitations on Claims 105781602 page 50 other reason, the Seller agrees to pay to the Buyer an amount equal to the admitted or finally adjudicated amount of that Claim to the extent it is not recovered under the W&I Policy; or (2) successfully makes a Claim under the W&I Policy in respect of the Tax Indemnity, but the Buyer only recovers an amount in respect of that Claim in excess of the retention in accordance with the terms of the W&I Policy, the Seller agrees to pay to the Buyer an amount equal to the admitted or finally adjudicated amount of that Claim to the extent it is below the retention under the W&I Policy up to the retention amount. (e) For the avoidance of doubt: (1) the Buyer may make a Claim under clause 8.4(d)(2) and clause 8.14(a)(3)(D) in relation to the same matter; and (2) unless the matter giving rise to a Claim under the Tax Indemnity solely relates to a matter that is expressly excluded under the W&I Policy, before making a Claim against the Seller under clause 8.4(d)(1), the Buyer must first seek to make a claim under the W&I Policy. 8.5 Time limits The Seller is not liable under a Claim unless: (a) the Buyer notifies the Seller of the Claim in accordance with clause 9.1(a) within: (1) 12 months after Completion for all Claims other than an Insured Claim, a Locked Box Claim, a Tax Claim or any Claim under clause 12; (2) 7 years after Completion in the case of a Tax Claim or a Warranty Claim in respect of the Title and Capacity Warranties; or (3) 3 years after Completion for all other Insured Claims; and (b) within six months after the date the Buyer is required to notify the Seller of the Claim under clause 9.1(a): (1) the Claim has been agreed, compromised or settled; or (2) the Buyer has properly issued and validly served legal proceedings against the Seller in respect of the Claim, provided that if the Claim is a Tax Claim, the six-month period cannot begin earlier than the date the relevant Tax Demand imposing Tax or Duty as due and payable is received by a Target Entity, the Buyer or a Buyer Group Member. 8.6 Recovery under other rights and reimbursement (a) The Seller is not liable under a Claim for any Loss to the extent that a Buyer Group Member or a Target Entity is, or would be but for this clause 8.6, entitled to recover, or be compensated for by any other means, from another source whether by way of contract, indemnity or otherwise (including under a policy of insurance or from a Governmental Agency). In this clause 8.6 reference to entitlement to recover under a policy of insurance (other than, without limiting clause 8.14, the W&I Policy) includes an entitlement that would have existed but for any change in the terms of insurance since Completion.

8 Qualifications and limitations on Claims 105781602 page 51 (b) The limitation in clause 8.6(a) does not apply where the Buyer is unable to recover, or the applicable insurance policy does not respond, provided that the Buyer has, and / or procured that the relevant Buyer Group Member has, used reasonable endeavours to make the relevant recovery and no amount is received due to no fault of the Buyer. (c) If, after the Seller has made a payment in respect of a Claim, a Buyer Group Member or a Target Entity recovers or is compensated for by any other means, any Loss that gave rise to the Claim, the Buyer must promptly pay to the Seller as an increase in the Purchase Price, the lesser of: (1) the amount of the Loss that was recovered or compensated for, less all reasonable costs and expenses (including Tax and Duty), incurred by a Buyer Group Member or a Target Entity in recovering that amount; and (2) the amount paid by the Seller in respect of that Claim. 8.7 No double claims (a) The Seller is not liable under a Claim for any Loss that a Buyer Group Member or a Target Entity recovers, or is compensated for, under another Transaction Document (or, in the case of a Tax Claim, this agreement). (b) This clause 8.7 does not prevent the Buyer Group Member or Target Entity entitled to make a claim under a Transaction Document from commencing that claim. However, if for any reason more than one amount is paid in respect of the same Loss, the Buyer must procure that the additional amount is immediately repaid to one or more Seller Group Members nominated by the Seller so as to give full effect to clause 8.7(a). 8.8 Mitigation of loss (a) The Buyer must: (1) take, and procure that each other Buyer Group Member and Target Entity takes, all reasonable actions to mitigate any Loss that may give rise to a Claim; and (2) not omit, and procure that no other Buyer Group Member or Target Entity omits, to take any reasonable action that would mitigate any Loss that may give rise to a Claim. (b) If the Buyer does not comply with clause 8.8(a) and compliance with clause 8.8(a) would have mitigated the Loss, the Seller is not liable for the amount by which the Loss would have been reduced. 8.9 General limitations The Seller is not liable under a Claim for any Loss or amount described below to the extent that Loss or amount: (a) (provisions in the Locked Box Balance Sheet) is included in a provision, allowance, reserve or accrual in respect of the matter giving rise to the Claim in the Locked Box Balance Sheet; (b) (contingent losses): a contingent Loss, unless and until the Loss becomes an actual Loss and is due and payable;

8 Qualifications and limitations on Claims 105781602 page 52 (c) (pre Completion actions): arises from an act or omission by or on behalf of a Seller Group Member or a Target Entity before Completion that was done or made: (1) other than in relation to Tax Claims, in order for the Seller to comply with its obligations under this agreement or any other Transaction Document; (2) with the prior written consent of a Buyer Group Member; or (3) at the written direction or written instruction of a Buyer Group Member; (d) (post Completion conduct): other than in relation to Tax Claims, arises from, or is increased as a result of, anything done or not done after Completion by or on behalf of a Buyer Group Member or a Target Entity other than: (1) in reliance on this agreement or to satisfy an obligation under this agreement of the Buyer (including under clause 8.8); (2) to satisfy an obligation under any legislation, regulations or judicial or governmental requirement in force as at Completion; or (3) to satisfy an obligation under any contract to which a Target Entity is a party as at Completion; (e) (breach of law or contract): could only have been avoided by a Seller Group Member breaching its obligations at law or under this agreement or a Transaction Document (for clarity, this does not apply to any Tax Claim that could have been avoided if a Seller Group Member failed to perform its obligations under a Transaction Document); (f) (change of law or interpretation): arises from: (1) the enactment or amendment of any legislation or regulations; (2) a change in the judicial or administrative interpretation of the law; or (3) a change in the practice or policy of any Governmental Agency, after the date of this agreement, including legislation, regulations, amendments, interpretation, practice or policy that has a retrospective effect, unless the enactment, amendment or change was announced before the date of this agreement; (g) (change in ownership) would not have arisen but for a change in ownership of the Target Entities, or a restructure of the Business, on or after Completion; (h) (change in accounting policy) would not have arisen but for a change after Completion in any accounting policy or practice of a Buyer Group Member or a Target Entity that applied before Completion; (i) (change in Business) arises out of the cessation of the Business after Completion; (j) (Consequential Loss): is Consequential Loss; (k) (remediable loss): is remediable, provided it is remedied to the satisfaction of the Buyer, acting reasonably, within 30 Business Days after the Seller receives written notice of the Claim under clause 9.1(a); or (l) (changes in Tax) arises from, or to the extent it is increased as a result of, a change (including a retrospective change) in the rate of Tax or the method of calculating the rate of Tax after the date of this agreement.

8 Qualifications and limitations on Claims 105781602 page 53 8.10 Other limitations (a) If: (1) an accrual, allowance, provision or reserve in the Locked Box Balance Sheet in respect of a Tax exceeds the actual liability in respect of that Tax and that liability has been finally satisfied; or (2) an entitlement to any Tax Relief that is shown as an asset in the Locked Box Balance Sheet is understated and the amount of the understatement has been actually received by a Target Entity; or (3) an entitlement to any Tax Relief relating to any period prior to Completion that is not shown as an asset in the Locked Box Balance Sheet is actually received by a Target Entity, then the Seller’s liability in respect of any Tax Claims shall be reduced by the amount of the actual excess, actual amount received or actual understatement (as applicable). (b) The Seller is not liable under a Claim (including a Tax Claim) for any Loss or amount described below to the extent that the: (1) (inconsistent position): Loss arises from a Target Entity taking a position in relation to the application of a Tax Law that is inconsistent with the position taken by that Target Entity before Completion (including any position adopted in relation to the preparation of any Pre Completion Returns or in relation to the calculation of any reserve or provision relating to Tax or Duty in the Locked Box Balance Sheet), where the prior position taken by the Target Entity is known to the Buyer and is reasonably arguable, unless the Target Entity is required to adopt an inconsistent position to comply with a Tax Law, but excluding on account of any changes in Tax Law after the date of this agreement (unless the change was announced before the date of this agreement); (2) (failure to take action): Loss arises from a Target Entity’s failure to take any action after Completion that relates to a period before Completion required by, any applicable Tax Law in relation to any Tax or Duty (including any failure to take any such action within the time allowed), provided that the failure to take action was not at the Seller’s written instruction; or (3) (action contrary to Locked Box Balance Sheet): Loss arises from a failure by a Buyer Group Member or a Target Entity to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing after Completion that relates to a period before Completion, the making, giving or doing of which was taken into account in computing the provision for Tax in the Locked Box Balance Sheet provided that the Buyer Group Member or a Target Entity is instructed by the Seller in writing to take such action. (c) If a Target Entity takes a position in relation to the application of a Tax Law that is inconsistent with the position taken by that Target Entity before Completion, the Buyer must notify the Seller of the change specifying the circumstances of the inconsistent position, at least 10 Business Days before the Target Entity adopts it. (d) No Tax Claim may be made by the Buyer in respect of any Duty for which the Buyer is liable under clause 15.1.

8 Qualifications and limitations on Claims 105781602 page 54 8.11 Exclusions (a) The Buyer acknowledges and agrees that: (1) subject to any law to the contrary and except as expressly provided in a Transaction Document, all terms, conditions, statements, representations and warranties (except the Warranties) whether express, implied, written, oral, collateral, statutory or otherwise, are excluded, and, to the maximum extent permitted by law, the Seller disclaims all liability in relation to them; and (2) to the maximum extent permitted by law, the Buyer agrees not to make and waive any right they may have to make any Claim against any Seller or any Excluded Person under any provision of the Corporations Act (including section 1041H of the Corporations Act), the Competition and Consumer Act 2010 (Cth) (including sections 18, 20, 21, 22 and 29 of Schedule 2 (Australian Consumer Law) of that Act), the Australian Securities and Investments Commission Act 2001 (Cth) or any similar provisions in the legislation of any State or Territory or the Commonwealth of Australia or in any other applicable law. (b) To the maximum extent permitted by law, each of the parties undertake to each other party and to any person who was at the date of this agreement an Excluded Person that neither it nor any of its Related Bodies Corporate will at any time make any Claim or Demand against any Excluded Person in respect of any matter arising in connection with this agreement or any transaction contemplated by this agreement, including in respect of any breach of Warranty or any Claim under an Indemnity, provided that this clause 8.11 does not prevent a Claim or Demand which relates solely to conduct of the relevant Excluded Person which amounts to fraud. 8.12 Tax benefits In assessing any Loss recoverable by the Buyer or the Seller as a result of any Claim, there must be taken into account any benefit accruing to the Buyer Group or the Seller Group (as applicable) (including any amount of any relief, allowance, exemption, exclusion, set-off, deduction, loss, rebate, refund, right to repayment or credit granted or available in respect of a Tax or Duty under any law obtained or obtainable by the Buyer Group or the Seller Group (as applicable) and any amount by which any Tax for which the Buyer Group or the Seller Group (as applicable) is or may be liable to be assessed or accountable is reduced or extinguished), arising directly or indirectly from the matter that gives rise to that Claim provided that a benefit in relation to Tax or Duty will only be taken into account where it results in an actual reduction of Tax or Duty for the Buyer Group or Seller Group (as applicable) in the income year in which the Claim is made (or an earlier income year) and arises directly from the matter that gives rise to that Claim. 8.13 Sole remedy (a) It is the intention of the parties that the Buyer’s and Buyer Group’s sole remedies in connection with the Sale will be as set out in this agreement. (b) No Seller Group Member has any liability to a Buyer Group Member or a Target Entity under a Claim: (1) in connection with the Sale, the matters the subject of this agreement, the Disclosure Materials or the External Reports; or

8 Qualifications and limitations on Claims 105781602 page 55 (2) resulting from or implied by conduct made in the course of communications or negotiations in respect of the Sale or the matters the subject of this agreement or the Disclosure Materials, unless the Claim may be made under the terms of this agreement or arises out of a statutory right or other claim that cannot be excluded by contract. (c) The Buyer must not, and must procure that each Target Entity and other Buyer Group Member does not, make a Claim that the Buyer would not be entitled to make under this agreement or that is otherwise inconsistent with the Buyer’s entitlement to make a Claim under this agreement and the Buyer acknowledges that to do so would be to seek to circumvent the parties’ intention expressed in clause 8.13(a). 8.14 W&I (a) Notwithstanding any provision to the contrary in this agreement, the Buyer: (1) represents and warrants to the Seller that the Buyer has insured all of the Warranties and Indemnities (upon the terms and subject to the limitations set out in the W&I Policy disclosed to the Seller on or prior to the date of this agreement) up to the amount of the W&I Policy Limit; (2) acknowledges that the Seller has entered into this agreement and will complete this agreement in reliance on the representation and warranty in clause 8.14(a)(1); (3) agrees that it will not be entitled to make, will not make, and hereby irrevocably waives any right it may have to make, any Warranty Claim against the Seller or Claim under the Tax Indemnity, except only: (A) to the extent required to permit a claim against the W&I Insurer under the W&I Policy but only on the basis that (subject to clause 8.14(a)(3)(D)) the Seller will have no liability whatsoever for such claim beyond $1.00; or (B) in respect of a Claim against the Seller relating directly to the fraud of the Seller, a Seller Group Member or an officer of the Seller or a Seller Group Member (prior to Completion) and then only to the extent relating directly to the fraud of the Seller, Seller Group Member or an officer of the Seller or a Seller Group Member; (C) in respect of a Claim against the Seller under clause 8.4(d); or (D) subject always to the provisions of clause 7 and the other provisions of this clause 8, to the extent that the Buyer makes a Warranty Claim in respect of a Title and Capacity Warranty or a Claim under the Tax Indemnity against the Seller which (alone or in aggregate) exceeds an amount equal to the W&I Policy Limit, in which case the Seller’s aggregate liability shall be limited to the amount admitted or finally adjudicated in excess of the W&I Policy Limit;

8 Qualifications and limitations on Claims 105781602 page 56 (4) covenants with the Seller that it will: (A) not agree to any amendment, variation or waiver of the W&I Policy (or do anything which has a similar effect) without the consent in writing of the Seller; (B) do anything which causes any right of the insured under the W&I Policy not to have full force and effect upon its terms; (C) not novate, or otherwise assign its rights under, the W&I Policy (or do anything which has similar effect) or do anything which causes any right of the insured under the W&I Policy not to have full force and effect upon its terms; and (D) comply with all terms and conditions of the W&I Policy, including any pre or post Completion deliverables required under the W&I Policy; (5) will ensure that the W&I Policy includes terms to the effect that the W&I Insurer irrevocably waives its rights to bring any claim against: (A) a Seller Group Member; (B) any current or former directors, executives, officers, or employees of any Seller Group Member; (C) a Target Entity; and (D) any current or former directors, officers, executives, shareholders, members, employees, agents or advisors of any Target Entity, (each a Waiver Beneficiary) by way of subrogation, claim for contribution or otherwise, other than claims by way of subrogation against a Seller to the extent that the relevant Loss arose out of fraud by the Seller or that Waiver Beneficiary (as applicable) and only to the extent of the rights of recovery relating directly to fraud by the Seller or the Waiver Beneficiary (as applicable), and will ensure that those terms are held by the Buyer on trust for the Seller and each Waiver Beneficiary; and (6) indemnifies the Seller for and against all Loss arising in connection with a breach of this clause 8.14, including without limitation a Claim being made against the Seller other than as contemplated and permitted under clause 8.14(a)(3). (b) The parties acknowledge and agree that, notwithstanding that the Buyer is or may be unable to pursue or obtain any remedy under any insurance policy including the W&I Policy, whether due to policy exceptions or exclusions, validity (including, without limitation if the W&I Policy is invalid due to the insolvency, breach or default of any person), creditworthiness or otherwise, the provisions of clause 8.14 will still apply. (c) If the Buyer fails to satisfy its obligations under clause 8.14(a), clause 8.14(b) or clause 8.14(e), the Seller may, without limitation to any other rights they might have, terminate this agreement prior to Completion by giving written notice to the Buyer. (d) If there is any conflict or inconsistency between this clause 8.14 and any other provisions of this agreement, this clause 8.14 prevails.

9 Procedures for dealing with Claims 105781602 page 57 (e) The Buyer is liable for the W&I Premium and must pay it in full in accordance with the terms of the W&I Policy and provide evidence of such payment to the Seller. 8.15 Payments affecting the Purchase Price (a) Any payment made by a Seller Group Member to a Buyer Group Member or a Target Entity in respect of any Claim will be in reduction of the Purchase Price. (b) Any payment (including a reimbursement) made by a Buyer Group Member or a Target Entity to a Seller Group Member in respect of any Claim will be an increase in the Purchase Price. 8.16 Tax effect of Claims If the Seller (or a Seller Group Member) is liable to pay an amount to the Buyer under this agreement and that payment is treated as assessable income of the Buyer (or a Buyer Group Member) under a Tax Law then the relevant payment must be increased by such additional amount as is necessary to ensure that the net amount retained by the Buyer Group after payment of the increased Tax equals the amount the Buyer Group would have received and retained had the relevant payment not been subject to any increased Tax. 8.17 Independent limitations Each qualification and limitation in this clause 8 is to be construed independently of the others and is not limited by any other qualification or limitation. 9 Procedures for dealing with Claims 9.1 Notice of Claims (a) (Actual Claims): The Buyer must promptly notify the Seller if: (1) it decides to make a Claim (other than a Locked Box Claim) against the Seller that either alone or together with other Claims exceeds any applicable thresholds set out in clause 8.4(a), including a Claim under the W&I Policy; or (2) a Third Party Claim or Tax Demand is made that is reasonably likely to give rise to a Claim against the Seller. (b) (Potential Claims) Without limiting clause 9.1(a) the Buyer must also promptly notify the Seller if: (1) the Buyer believes that it would be entitled to make a Claim (other than a Locked Box Claim) against the Seller but for the thresholds set out in clause 8.4(a); (2) the Buyer becomes aware of any events, matters or circumstances (including any potential threatened Third Party Claim or Tax Demand) that is reasonably likely to give rise to a Claim against the Seller (other than a Locked Box Claim), whether alone or with any other Claim or circumstances or with the passage of time; or

9 Procedures for dealing with Claims 105781602 page 58 (3) it decides to provide a notification to the W&I Insurer of a potential claim or erosion of the retention under the W&I Policy. (c) (Details required): The Buyer must include in each notice given under clause 9.1(a) or clause 9.1(b) reasonable details (including the amount) then known to a Buyer Group Member or a Target Entity of: (1) the Claim and if applicable, any other Claims that together with the Claim give rise to any applicable thresholds in clause 8.4(a) being exceeded; (2) if applicable, the Third Party Claim or Tax Demand; and (3) the events, matters or circumstances giving rise to the Claim. (d) (Extracts): The Buyer must also include in each notice given under clause 9.1(a) or clause 9.1(b) an extract of: (1) any part of a Demand (including a Tax Demand) that identifies the liability or amount to which the Claim relates or other evidence of the amount of the Demand to which the Claim relates; and (2) if available or relevant, any corresponding part of any adjustment sheet or other explanatory material issued by a Governmental Agency that specifies the basis for the Demand to which the Claim relates or other evidence of that basis. (e) (Demands): The Buyer must provide a copy of any document referred to in clause 9.1(d) to the Seller as soon as practicable and in any event within five Business Days of receipt of that document by a Buyer Group Member or a Target Entity. (f) (Developments): The Buyer must also, on an on-going basis, keep the Seller informed of all material developments in relation to the Claim notified under clause 9.1(a) or clause 9.1(b). (g) (Compliance) If the Buyer does not fully comply with this clause 9 in respect of a Claim, the Seller is not liable under that Claim to the extent that the non- compliance has increased the amount of the Claim. 9.2 Third Party Claims The following additional obligations apply in respect of the Third Party Claims: (a) (No admission): The Buyer must not, and must ensure that each Target Entity and Buyer Group Member does not: (1) accept, compromise or pay, (2) agree to arbitrate, compromise or settle; or (3) make any admission or take any action in relation to, a Third Party Claim that may lead to liability on the part of the Seller under a Claim without the Seller’s prior written approval (not to be unreasonably withheld or delayed). (b) (Defence of claim): Following receipt of a notice under clause 9.1(a) in respect of a Claim that arises from or involves or could potentially involve a Third Party Claim, the Seller may, by giving written notice to the Buyer within 15 Business Days from the date of the notice, assume the conduct of the defence of the Third Party Claim.

9 Procedures for dealing with Claims 105781602 page 59 (c) (Seller assumes conduct): If the Seller advises the Buyer that it wishes to assume the conduct of the defence of the Third Party Claim: (1) (indemnity) provided that the Seller provides the Buyer with an indemnity against all Loss that may result from such action, the Buyer must promptly take, and must procure that each Buyer Group Member and Target Entity promptly takes, all action that the Seller, acting reasonably and in consultation with the Buyer, requests to avoid, contest, compromise or defend the Third Party Claim at the Seller's expense; and (2) (access) the Buyer must provide, and must procure that each Buyer Group Member and Target Entity provides, the Seller with all reasonable assistance requested by it with reasonable notice in relation to the Third Party Claim, including providing access to witnesses and documentary or other evidence relevant to the Third Party Claim, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Target Entities at the Seller's expense (provided that nothing in this clause 9.2(c) requires the Buyer to allow the Seller or any of its professional advisers access to anything that is the subject of legal professional privilege or has been prepared for the purposes of, or in contemplation of, the Buyer making a Claim under this agreement). (d) (Conduct of claim by Seller): If the Seller assumes the conduct of the defence of a Third Party Claim, in conducting any proceedings or actions in respect of that Third Party Claim the Seller must: (1) act in good faith; (2) liaise with and consult the Buyer in relation to the defence of the Third Party Claim; (3) provide the Buyer with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim; and (4) act reasonably in all the circumstances, including, having regard to the likelihood of success and the effect of the proceedings or actions on the goodwill or reputation of the Business and the business of the Buyer Group. (e) (Buyer assumes conduct): If the Seller advises the Buyer that it does not wish to assume the conduct of the defence of the Third Party Claim or it does not notify the Buyer of its intention to assume the conduct of the defence of the Third Party Claim in accordance with clause 9.2(b), then the Buyer must procure that any Buyer Group Member or Target Entity that is conducting any proceedings or actions in respect of that Third Party Claim: (1) acts in good faith; (2) liaises with and consults the Seller in relation to the defence of the Third Party Claim; (3) provides the Seller with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim; and

9 Procedures for dealing with Claims 105781602 page 60 (4) acts reasonably in all the circumstances, including, having regard to the likelihood of success and the effect of the proceedings or actions on the goodwill or reputation of the business of the Seller Group. 9.3 Tax Demands The following additional obligations apply in respect of Claims arising from or involving a Tax Demand: (a) (No admission): The Buyer must not, and must ensure that each Target Entity and Buyer Group Member does not: (1) accept, compromise or pay, (2) agree to arbitrate, compromise or settle; or (3) make any admission or take any action in relation to, a Tax Demand that is reasonably likely to lead to liability on the part of the Seller under a Claim without the prior written approval of the Seller (which must not be unreasonably withheld or delayed). However, the Buyer or a Target Entity may pay any Tax or Duty to a Governmental Agency by the due date for payment without affecting any of its rights under this agreement. (b) (Payment if not contesting a Tax Demand): If the Seller does not advise the Buyer that it wishes to contest the Tax Demand then the Seller must pay in Immediately Available Funds and as a reduction in the Purchase Price the amount notified by the Buyer by the later of: (1) two Business Days before the due date for payment to the Governmental Agency; or (2) 10 Business Days after receipt of the notice given by the Buyer under clause 9.1. (c) (Contesting a Tax Demand): Following receipt of a notice under clause 9.1 in respect of a Claim that arises from or involves a Tax Demand, the Seller may, by written notice to the Buyer no later than five Business Days before the date due for payment of the relevant Tax or Duty advise the Buyer that it wishes to contest the Tax Demand. (d) (Procedure for contesting a Tax Demand): If the Seller advises the Buyer that it wishes to contest the Tax or Duty the subject of the Tax Demand, then: (1) (Indemnity) the Seller indemnifies the Buyer against, and agrees to reimburse and compensate the Buyer for any liability or Loss suffered by a Buyer Group Member or Target Entity as a result of the Seller’s defence of the Tax Demand; (2) (Payment of Tax) the Seller must pay the Buyer, in Immediately Available Funds and as a reduction in the Purchase Price, so much of the Tax or Duty as is required by the relevant Governmental Agency to be paid while any action is being taken under this clause 9.3 by the date that is the later of: (A) two Business Days before the due date for payment to the Governmental Agency; and (B) 10 Business Days after receipt of the notice given by the Buyer under clause 9.1; and (3) (Objection to Tax Demand or Disputing Action) subject to clause 9.3(e), at the Seller’s written request, the Buyer must take, or procure

9 Procedures for dealing with Claims 105781602 page 61 that the person required to pay the Tax or Duty takes such Disputing Action in a timely manner in relation to the Tax Demand as the Seller may reasonably require. The Buyer will not be obliged to take any Disputing Action under this clause 9.3(d)(3) unless the grounds of objection are considered to have a reasonable chance of success, set out in an opinion from a reputable tax practitioner (reasonably acceptable to the Seller) provided to the Buyer as soon as is reasonably practicable. (e) (Conduct of proceedings by the Seller): If the Seller contests the Tax or Duty the subject of a Tax Demand then the Buyer must follow, and must procure that each Buyer Group Member and Target Entity follows, all reasonable directions of the Seller relating to the conduct of any Disputing Action contemplated by this clause 9.3(e), including using professional advisers nominated by the Seller. In making any such directions, the Seller must: (1) act in good faith; (2) liaise with the Buyer in relation to conduct of Disputing Action contemplated by this clause 9.3(e) and not take any material step in the conduct of the Disputing Action (including, without limitation, settling or commencing proceedings against a third party or Governmental Agency) without the Buyer's prior written consent (such consent not be unreasonably withheld or delayed); (3) provide the Buyer or the Target Entity with reasonable access to a copy of any notice, correspondence or other document relating to that Disputing Action (subject, in all cases, to the Seller’s right to maintain legal professional privilege or similar privilege and to not disclose information which is confidential); and (4) bear all reasonable costs incurred by the Buyer in connection any action or access provided by the Buyer or the Target Entity at the request of the Seller pursuant to this clause 9.3(e). (f) (Access): The Buyer must provide, and must procure that each Buyer Group Member and Target Entity provides (at the Seller's cost), the Seller with all reasonable assistance requested by it in relation to the Tax Demand and the Disputing Action contemplated by this clause 9.3 including providing, at the Seller’s cost, access to witnesses and documentary or other evidence relevant to the Tax Demand or the Disputing Action, allowing it and its legal advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Buyer Group Members and the Target Entities (subject, in all cases, to the Buyer's right to maintain legal professional privilege or similar privilege and to not disclose information which is confidential). (g) (Buyer control of a Tax Demand) If the Seller advises the Buyer that it does not wish to contest a Tax Demand under this clause 9.3, subject to clause 9.3(a), the Buyer has sole conduct of negotiations and correspondence relating to all Tax Demands, provided that the Buyer procures that any Target Entity or Buyer Group Member conducting any negotiations or other actions in respect of the Tax Demand: (1) acts in good faith; (2) liaises with and consults the Seller in relation to the Tax Demand; (3) provides the Seller with reasonable access to a copy of any notice, correspondence or other document relating to the Tax Demand; and (4) acts reasonably in all the circumstances.

10 Buyer Warranties 105781602 page 62 10 Buyer Warranties 10.1 Buyer Warranties The Buyer gives the Buyer Warranties in favour of the Seller on the date of this agreement and the Buyer Warranties will be deemed to be repeated immediately before Completion. 10.2 Independent Warranties Each of the Buyer Warranties is to be construed independently of the others and is not limited by reference to any other Buyer Warranty. 10.3 Reliance The Buyer acknowledges that the Seller has entered into this agreement and will complete this agreement in reliance on the Buyer Warranties. 11 Period after Completion 11.1 Appointment of proxy (a) From Completion until the Sale Shares are registered in the name of the Buyer, the Seller: (1) appoints the Buyer as the sole proxy of the holders of Sale Shares to attend shareholders’ meetings and exercise the votes attaching to the Sale Shares; (2) must not attend and vote at any shareholders’ meetings; and (3) must take all other actions in the capacity of a registered holder of the Sale Shares as the Buyer directs. (b) The Buyer indemnifies the Seller against all Loss suffered or incurred by it arising out of the implementation of any action taken in accordance with the proxy referred to in clause 11.1(a). 11.2 Access to records by Seller (a) The Buyer must procure that all Business Records are preserved in respect of the period ending on the Completion Date until the later of: (1) six years from the Completion Date; and (2) any later date required by an applicable law. (b) After Completion the Buyer must, on reasonable notice from the Seller (and subject to clause 11.2(d)): (1) provide the Seller and its advisers with reasonable access to the Business Records and allow the Seller to inspect and obtain copies or certified copies of the Business Records at the Seller’s expense; and

11 Period after Completion 105781602 page 63 (2) provide the Seller and its advisers with reasonable access to the personnel and premises of the Buyer Group Members and the Target Entities, for the purpose of assisting the Seller Group Members to prepare tax returns, accounts and other financial statements, discharge statutory obligations or comply with Tax, Duty or other legal requirements or to conduct legal or arbitration proceedings (provided that such proceedings are not brought against a Buyer Group Member or Target Entity). For the avoidance of doubt, this extends to making available all information reasonably required by the Seller to calculate its 2023 US Tax amounts relating to the Target Entities. (c) The Seller must reimburse the Buyer for its reasonable costs in retrieving any Business Records and making personnel and premises available under this clause 11.2. (d) The Buyer is not obliged to waive legal professional privilege and is permitted to redact any commercially sensitive information (acting reasonably). The Seller must comply with any reasonable steps requested by the Buyer to preserve confidentiality. (e) The Buyer agrees that, subject to the Seller complying with any reasonable steps requested by the Buyer to preserve confidentiality, the Seller may retain copies of any Business Records that it may require to enable it to comply with any applicable law after the Completion Date. 11.3 Pre-Completion and Straddle Returns (a) The parties will co-operate in connection with the preparation and filing of any Tax Return of a Target Entity with respect to a period or part period before the Completion Date and any administrative proceeding involving any such Tax Return. (b) The Seller will, at its own cost and expense, have the sole conduct and control of the preparation and filing of all Tax returns, forms or statements of each Target Entity to the extent they relate to any periods (or part periods) ending on or before the Completion Date (Pre Completion Returns). (c) The Seller must procure that each Pre Completion Return is prepared in a manner consistent with the requirements of any Tax Law and must deliver each Pre-Completion Return to the Buyer as soon as it is available but no later than 20 Business Days before it is due to be filed (taking into account any extension of time to file the Pre Completion Return that has been properly obtained) for the Buyer’s review and comment. If the Buyer objects to any items set forth in the Pre Completion Return it must notify the Seller of the objection as soon as it is aware of the objection but no later than 15 Business Days before the Pre Completion Return is due to be filed. The Seller must update the Pre- Completion Return with all reasonable comments of the Buyer. (d) The Buyer will, at its own cost and expense, have the sole control of the preparation and filing of all Tax returns, forms or statements of each Target Entity for any period that includes, but does not end on or before the Completion Date (Straddle Returns). (e) The Buyer must procure that each Straddle Return is prepared in a manner consistent with the requirements of any Tax Law and must deliver each Straddle Return to the Seller as soon as it is available but no later than 20 Business Days (or, in the case of Straddle Returns relating to GST, 10 Business Days) before it is due to be filed (taking into account any extension of time to file the Straddle Return that has been properly obtained) for the Seller’s review and

11 Period after Completion 105781602 page 64 comment (the Sellers will only be permitted to provide comments to the extent that the comments relate to a pre-Completion period). If the Seller objects to any items set forth in the Straddle Return it must notify the Buyer of the objection as soon as it is aware of the objection but no later than 10 Business Days (or, in the case of Straddle Returns relating to GST, 5 Business Days) before the Straddle Return is due to be filed. The Buyer must update the Straddle Return with all reasonable comments of the Seller that relate to the pre-Completion period. (f) Subject to clause 11.3(g), the Buyer must procure the lodgement of a Pre- Completion Return and Straddle Return in the form agreed by the parties. (g) If the Buyer notifies the Seller of an objection to a Pre Completion Return or the Seller notifies the Buyer of an objection to the Straddle Return (to the extent the objection relates to a period or part period before Completion), as applicable, the parties must attempt in good faith to resolve the dispute. If the parties cannot resolve any such dispute within 10 Business Days of the objection being notified, then: (1) the parties must appoint an expert agreed to by the parties, or, if they cannot agree on an expert within a further five Business Days, the parties must request the President for the time being of the Resolution Institute to appoint an expert, to determine the proper amounts for the items remaining in dispute by applying the usual tax accounting practices of the Target Entities as applied in the period prior to Completion; (2) the expert’s determination is, in the absence of manifest error, final and binding on the parties and a party must not commence court proceedings or arbitration in relation to the dispute; and (3) the expert’s costs and expenses in connection with the dispute resolution proceedings will be borne by the parties in a manner determined by the expert (and either party may request that determination) and in the absence of such a determination will be borne by the Seller and the Buyer equally. The expert appointed under this clause 11.3(g) acts as an expert and not as an arbitrator. The dispute resolution proceedings under this clause 11.3(g) are not arbitration proceedings under the Commercial Arbitration Act 1984 (NSW). (h) The Buyer must procure that each Straddle Return and (subject to the Seller complying with clause 11.3(c)) each Pre Completion Return is filed by the due date for filing. If a Pre Completion Return or Straddle Return is due before the date a disputed item is resolved under this clause 11.3, the Buyer must procure that the return is filed in the form of its choice and must procure that an amended return, which reflects the resolution or the disputed items (either as resolved by agreement or by the expert), is filed immediately after the disputed items are resolved. (i) The Seller must provide the Buyer with all information and assistance reasonably required by the Buyer, a Target Entity or its duly authorised agent (including reasonable access to Seller employees and relevant Seller business records relating to the Business) in connection with the review of any Pre Completion Returns or the preparation of any Straddle Returns, provided that the Seller is not obliged to waive legal professional privilege and is permitted to redact any commercially sensitive information (acting reasonably). The Buyer must comply with any reasonable steps requested by the Buyer to preserve confidentiality.

11 Period after Completion 105781602 page 65 (j) Except in relation to the preparation of Pre Completion Returns and Straddle Returns (to which clauses 11.3(b) to 11.3(h) apply) the parties agree that it is the intention for the Seller to have the right to determine, control and where appropriate participate in the disclosure (including manner of disclosure) of any material or information to a Governmental Agency and any other dealings with the Governmental Agency in relation to Tax to the extent such disclosure or other dealings is in respect of any event, act, matter or transaction or amount derived (or deemed to be derived) or expenditure incurred before, on, or as a result of, Completion (Pre Completion Tax Event). (k) Without limiting clause 11.3(i), from and after Completion the Buyer agrees that it will, and will procure that each Target Entity and Buyer Group Member will: (1) not disclose any information or material to a Governmental Agency in relation to a Pre Completion Tax Event without the prior written consent of the Seller (which consent will not be unreasonably withheld or delayed), except as required by law; (2) not make any admission of liability, or any agreement, compromise or settlement with a Governmental Agency in relation to a Pre Completion Tax Event without the prior written consent of the Seller (such approval not to be unreasonably withheld or delayed); and (3) promptly provide the Seller with copies of any correspondence with, or material provided to or by, a Governmental Agency and keep the Seller informed of any oral discussions with a Governmental Agency in relation to a Pre Completion Tax Event. (l) If the Buyer provides a notice under clause 9.1 in respect of a Claim that arises from or involves a Tax Demand, then at all times from the date of receipt of that notice the provisions of clause 9.3 will apply to that Tax Demand or the Tax or Pre Completion Tax Event the subject of that Tax Demand and not this clause 11.3. (m) For the avoidance of doubt, this clause 11.3 does not apply to any Tax Returns for which a Target Entity is not the party responsible for complying with the tax filing or lodgement obligation (as applicable). 11.4 PDAR Recovery (a) This clause 11.4 only applies if Completion occurs after 30 June 2023. (b) The Buyer must comply with its obligations as set out in clause 2 of Schedule 5.

12 Protection of the Business 105781602 page 66 12 Protection of the Business 12.1 Definitions The meanings of the terms used in this clause 12 are set out below: Term Meaning Australian Protected Business any business that: 1 carries on the business of manufacturing, distributing or selling windows, doors, shower screens, wardrobes, splashbacks, mirrors or mouldings for use in residential or commercial buildings; and 2 competes directly in the Australian Restricted Area with the Business as carried out at Completion Australian Restricted Area 1 Australia; 2 Victoria, New South Wales, Queensland, Western Australia, South Australia, Northern Territory and Australian Capital Territory; 3 Victoria, New South Wales, Queensland, Western Australia, South Australia and Australian Capital Territory; 4 Victoria, New South Wales, Queensland, Western Australia and South Australia; 5 Victoria, New South Wales, Queensland and Western Australia; 6 Victoria, New South Wales and Queensland; 7 Victoria and New South Wales; 8 New South Wales. Australian Restricted Period the period from Completion up to the expiration of: 1 five years from the Completion Date; 2 four years from the Completion Date; 3 three years from the Completion Date; 4 two years from the Completion Date; 5 one year from the Completion Date; 6 six months from the Completion Date. US Protected Business any business that: 1 carries on the business of manufacturing, distributing or selling louvered windows for use in residential or commercial buildings; and 2 competes directly in the US Restricted Area with the Business as carried out at Completion.

12 Protection of the Business 105781602 page 67 Term Meaning US Restricted Area 1 United States of America; 2 Hawaii and Florida; 3 Hawaii. US Restricted Period 1 three years from the Completion Date; 2 two years from the Completion Date; 3 one year from the Completion Date; 4 six months from the Completion Date. 12.2 Non-compete The Seller must not, and must procure that no other Seller Group Member will, engage or be interested in, directly or indirectly and whether as a partner, joint venturer, financier or shareholder during the: (a) Australian Restricted Period, an Australian Protected Business; and (b) US Restricted Period, a US Protected Business. 12.3 No solicitation of employees or agents During the period of 12 months from Completion, the Seller and each other Seller Group Member must not approach or solicit any person whom the Seller is aware is an agent or employee of a Target Entity occupying a senior or managerial position and likely, in the opinion of the Buyer to be: (a) in possession of confidential information relating to the Business; or (b) able to influence the customer relationships or connections of the Business, for the purpose of recruiting that person. 12.4 No hire of Senior Executives (a) The Seller and each other Seller Group Member must not hire or recruit any Senior Executive. (b) The covenant in clause 12.4(a) only applies during the period commencing on the date of this agreement and ending: (1) three years after the Completion Date; or if that period is unenforceable (2) two years after the Completion Date; or if that period is unenforceable (3) one year after the Completion Date; or if that period is unenforceable (4) six months after the Completion Date.

13 Insurance 105781602 page 68 12.5 Severability If any part of an undertaking in this clause 12 is unenforceable it may be severed without affecting the remaining enforceability of that or the other undertakings. 12.6 Acknowledgment The Seller acknowledges that all the prohibitions and restrictions contained in this clause 12 are reasonable in the circumstances and necessary to protect the goodwill of the Business as at the Completion Date. 12.7 Exceptions Nothing in clauses 12.2, 12.3 or 12.4 prevents the Seller or a Seller Group Member from: (a) contacting, hiring or otherwise offering employment to any person (other than a Senior Executive) in response to an advertisement published by the Seller that is targeted to a wide audience of potential applicants; (b) holding or acquiring securities in any body corporate or unit trusted listed on the Australian Securities Exchange, or another recognised stock exchange, which in aggregate carry no more than 5% of the votes that could be cast at a general meeting of that listed body; (c) supplying moulded door skins to any Target Entity; or (d) acquiring an interest, directly or indirectly, in an Australian Protected Business or US Protected Business if: (1) the acquisition occurs as a result of, or in conjunction with, an acquisition of an interest, directly or indirectly, in other assets; and (2) the revenue of the Australian Protected Business and the US Protected Business in aggregate is not more than 10% of the aggregate revenue of the acquired business taken as a whole. 13 Insurance 13.1 Maintenance (a) The Seller will use reasonable endeavours to procure that each relevant Seller Group Member maintains insurance in respect of the Business as carried out at Completion, the Target Entities and its officers and executives (as applicable) in respect of acts, omissions, losses or occurrences occurring up to Completion in respect of all occurrence-based insurance policies of the Seller Group that apply to the Business and are in place at the date of this agreement, being those set out in folder 11.06 of the Data Room and those 'Property Damage and Business Interruption' policies set out in folder 11.01 of the Data Room (Relevant Insurance Policies). (b) The insurance referred to in clause 13.1(a) shall be maintained at least up to and including Completion, and: (1) in the case of the Seller Group's environment insurance policies that apply to the Business and are in place at the date of this agreement, for the duration of those policies; and

13 Insurance 105781602 page 69 (2) in the case of the Seller Group's crime policies that apply to the Business and are in place at the date of this agreement, for a period of 12 months following Completion. (c) If and to the extent that the Seller or a Seller Group Member is required to pay any additional insurance premium costs in connection with complying with its obligations under this clause 13.1 and / or clause 13.2 following the date of this agreement, the Buyer must following Completion reimburse the Seller or relevant Seller Group Member (as applicable) in respect of any costs to the extent that they relate to the procurement of insurance following Completion. 13.2 Access to policies The Seller will use reasonable endeavours to ensure that, after Completion, the Target Entities have access (as an insured or an interested party), subject to the terms of those policies, to the cover under the Relevant Insurance Policies in respect of acts, omissions, losses or occurrences relating to the Business which occurred in the period prior to Completion (Covered Matter), including, if necessary, by endorsement of those policies. 13.3 Claims handling (a) The Seller must, and must procure that each relevant Seller Group Member will: (1) promptly following any reasonable request from the Buyer, and subject to the Buyer providing reasonable evidence to the Seller that it may be entitled to make a claim, make and pursue such claim or claims against its insurers under any Relevant Insurance Policy as may reasonably be made in relation to any Covered Matter (Relevant Insurance Claim), provided that the Buyer: (A) pays or procures the payment of the reasonable costs incurred by the Seller Group in connection with making and pursuing the Relevant Insurance Claim (which payment may be made, at the sole discretion of the Seller, by setoff in accordance with clause 13.4(b)); and (B) complies with its obligations under clause 13.3(b); (2) on request, update the Buyer in relation to the progress of any Relevant Insurance Claim; and (3) not take any action to waive or reduce the entitlement of a Target Entity to claim under, or settle any claim solely relating to a claim made by a Target Entity following Completion under, such Relevant Insurance Policies. (b) The Buyer must, and must procure that each Buyer Group Member and each Target Entity will: (1) use all reasonable endeavours to assist the Seller or relevant Seller Group Member in making, pursuing or maintaining any Relevant Insurance Claim. This includes complying with, and procuring that all Target Entities and all Buyer Group Members comply with, any reasonable request for information or assistance from the Seller or a relevant Seller Group Member to the extent that such co-operation or assistance is required in relation to a Relevant Insurance Claim; (2) furnish all reasonable books, records, documents, systems, processes, and data as the Seller or relevant Seller Group Member may reasonably require in relation to Relevant Insurance Claim; and

13 Insurance 105781602 page 70 (3) procure that employees of the Target Entities or Buyer Group co- operate in the preparation, review, and signing of witness statements and affidavits as reasonably requested by the Seller or relevant Seller Group Member and, if reasonably requested, attend any relevant proceedings as a witness to give evidence and prepare appropriately for such attendance. (c) The Buyer will be solely responsible for the payment of any deductibles, excess, self-insured retention or co-insurance payable in respect of a Relevant Insurance Claim. 13.4 Payment of proceeds To the extent a Seller Group Member makes a recovery in respect of a Relevant Insurance Claim, the Seller shall pay, or procure the payment of, to the Target Entity to which the Relevant Insurance Claim relates, an amount equal to: (a) subject to clause 13.3(c), the proceeds received from the insurer that solely relate to the Relevant Insurance Claim; (b) less any reasonable costs and expenses incurred by a Seller Group Member in pursuing the Relevant Insurance Claim. 13.5 Run-off policies (a) The Seller will procure that, on or prior to Completion, the Target Entities procure run-off cover in respect of: (1) the professional indemnity insurance which the Target Entities have the benefit of prior to Completion, in respect of acts or omissions relating to the Business that occurred in the period prior to Completion, for a period of up to six years following Completion (PII Run Off Policy); and (2) directors’ and officers’ liability insurance to cover the retiring officers and other individuals protected as insured persons under the current directors’ and officers’ insurance policies of the Target Entities in force prior to Completion, for a period of up to seven years from Completion (D&O Run Off Policy). (b) The Buyer must procure that the Company and each Target Entity does not amend or cancel any D&O Run Off Policy or PII Run Off Policy or take any action or fail to take any action which would prejudice or adversely affect any D&O Run Off Policy or PII Run Off Policy. (c) The parties acknowledge and agree that the costs and expenses incurred in obtaining the run-off cover contemplated under clause 13.5(a), up to the amount specified in the definition of Permitted Leakage, will not constitute Leakage or Transaction Costs for the purposes of this document. 13.6 Insurance on and from Completion (a) The Buyer is solely responsible for procuring that the Target Entities have appropriate insurances in place on and from Completion. (b) Without limiting clause 13.6(a), the Seller shall, and shall procure that the Seller Group shall, in the period prior to Completion, provide reasonable assistance to the Buyer and the Target Entities upon reasonable request (including the provision of information reasonably requested by the Buyer or a Target Entity)

14 Confidentiality and announcements 105781602 page 71 in relation to the procurement of appropriate insurances for the Business on and from Completion, provided that neither the Seller nor any Seller Group Member is required to provide information that: (1) is reasonably regarded as confidential to the activities of the Seller Group, otherwise than in relation to the Target Entities; (2) cannot be shared with the Buyer prior to Completion in compliance with applicable law; (3) may, in the determination of the Seller, acting reasonably, result in a waiver of legal professional privilege that the Seller Group Member or the relevant Target Entity has in such information; or (4) will result in a breach by a Seller Group Member or a Target Entity of an obligation (such as a confidentiality obligation) to a Third Party or other restriction imposed by contract. (c) Without limiting clause 13.6(a), the Buyer must use all reasonable endeavours to obtain cyber insurance coverage prior to Completion. In this clause 13.6(c), the Buyer will be deemed not to have used all reasonable endeavours if it is able to obtain cyber insurance coverage but does not accept the insurance premium costs offered by the relevant insurer. (d) To the extent that the Buyer has complied with clause 13.6(c) and is unable to obtain any cyber insurance coverage for the Business with effect from Completion, the Seller will use reasonable endeavours to assist the Target Entities to have access (as an insured or an interested party), subject to the terms of those policies, to the Seller Group’s cyber insurance policies that apply to the Business and are in place at the date of this agreement for a transitional period ending on the earlier of: (1) the date on which the Buyer or another Buyer Group Member is able to obtain cyber insurance coverage for the Business; and (2) the end of the term of the TSA, on such terms as are acceptable to the parties (acting reasonably), including in respect of claims handling and the allocation of insurance premium and other costs. 14 Confidentiality and announcements 14.1 Agreed announcement A party may not make any other public announcement relating to this agreement or a Transaction Document (including the fact that the parties have executed this agreement or any Transaction Document) unless the other party has consented to the announcement, including the timing, form and content of that disclosure, or unless the announcement would be permitted under an exemption in clauses 14.2(a)(1) or 14.2(a)(2). 14.2 Confidentiality (a) Each party (recipient) must keep secret and confidential, and must not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers or, in the case of the Seller following Completion, which relates to the business of a

14 Confidentiality and announcements 105781602 page 72 Target Entity), this agreement or any Transaction Document or the terms of the Sale other than to the extent that: (1) the information is in the public domain as at the date of this agreement (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient); (2) the recipient is required to disclose the information by applicable law (other than under section 275 of the PPSA to the extent that disclosure is not required under that section if it would breach a duty of confidence) or the rules of any recognised stock exchange on which its shares or the shares of any of its Related Bodies Corporate are listed, provided that the recipient has to the extent possible having regard to the required timing of the disclosure consulted with the provider of the information as to the form and content of the disclosure; (3) the disclosure is made by the recipient to its Related Bodies Corporate, officers, employees, accountants, investment bankers, financiers, potential financiers for the purposes of the Sale, lawyers, consultants or other professional advisers to the extent necessary to enable the recipient to properly perform its obligations under this agreement or to conduct their business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person; (4) the disclosure is necessary for the purposes of clause 9.3(a), provided that the relevant Governmental Agency is made aware of the confidential nature of the information and is instructed to keep the information secret and confidential and does not divulge or disclose the information to any other person; (5) the disclosure is required for use in legal proceedings regarding this agreement or the Sale; or (6) the party to whom the information relates has consented in writing before the disclosure. (b) Each recipient must ensure that its directors, officers, employees, agents, representatives and Related Bodies Corporate comply in all respects with the recipient’s obligations under this clause 14.2. (c) From Completion, the Buyer may disclose confidential information relating to the business of a Target Entity except to the extent that such information relates to a Seller Group Member or its business. (d) Nothing in this agreement is to be construed as constituting the consent of a party, with respect to a Security Interest created by this agreement, to the disclosure of the terms of this agreement for the purpose of section 275(7) of the PPSA. No party who is the grantor of a Security Interest under this agreement will, after the date of this agreement, consent to the disclosure of the terms of this agreement to an interested person for the purpose of section 275 of the PPSA. (e) To the extent not prohibited by the PPSA, each party that is the grantor of a Security Interest under this agreement waives its right to receive any notice otherwise required to be given by a secured party under section 157 (verification statements) or any other provision of the PPSA.

15 Duties, costs and expenses 105781602 page 73 14.3 Confidentiality Deed superseded The Confidentiality Deed ceases to be of any force or effect on and from Completion. 15 Duties, costs and expenses 15.1 Duties (a) The Buyer must pay all Duty in respect of the execution, delivery and performance of this agreement. (b) Notwithstanding clause 15.2 and the terms of any other Transaction Document, the Seller shall pay, or procure the payment of, all Duty in respect of the execution, delivery and performance of the following Transaction Documents: (1) each IP Assignment Deed; and (2) the contract of sale to be entered into by Stegbar Pty Ltd and 67 Kendall Avenue – Queanbeyan Pty Ltd in relation to the Queanbeyan Property. 15.2 Costs and expenses (a) Unless otherwise provided for in this agreement, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement and any other agreement or document entered into or signed under this agreement (including each Transaction Document). (b) Any action to be taken by the Buyer or the Seller in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement. 16 GST 16.1 Definitions Words used in this clause 16 that have a defined meaning in the GST Law have the same meaning as in the GST Law unless the context indicates otherwise. 16.2 GST (a) Unless expressly stated otherwise, the consideration for any supply under or in connection with this agreement does not include GST. (b) To the extent that any supply made under or in connection with this agreement is a taxable supply (other than any supply made under another agreement that contains a specific provision dealing with GST), the recipient must pay, in addition to the consideration provided under this agreement for that supply (unless it expressly includes GST) an amount (additional amount) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply. The recipient must

17 Notices 105781602 page 74 pay the additional amount at the same time as the consideration to which it is referable. (c) Whenever an adjustment event occurs in relation to any taxable supply to which clause 16.2(b) applies: (1) the supplier must determine the amount of the GST component of the consideration payable; and (2) if the GST component of that consideration differs from the amount previously paid, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable. 16.3 Tax invoices The supplier must issue a Tax Invoice to the recipient of a supply to which clause 16.2 applies no later than seven days following payment of the GST inclusive consideration for that supply under that clause. 16.4 Reimbursements If either party is entitled under this agreement to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this agreement, the reimbursement or indemnity payment must not include any GST component of the cost or expense to the extent that the cost or expense is the consideration for a creditable acquisition made by the party being reimbursed or indemnified, or by its representative member. 17 Notices 17.1 Form of Notice A notice or other communication to a party under this agreement (Notice) must be: (a) in writing and in English; and (b) addressed to that party in accordance with the details nominated in Schedule 1 (or any alternative details nominated to the sending party by Notice). 17.2 How Notice must be given and when Notice is received (a) A Notice must be given by one of the methods set out in the table below. (b) A Notice is regarded as given and received at the time set out in the table below. However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), then the Notice will instead be regarded as given and received at the start of the following business hours period.

18 General 105781602 page 75 Method of giving Notice When Notice is regarded as given and received By hand to the nominated address When delivered to the nominated address By pre-paid post to the nominated address At 9.00am (addressee’s time) on the seventh Business Day after the date of posting By email to the nominated email address When the email (including any attachment) comes to the attention of the recipient party or a person acting on its behalf 17.3 Notice must not be given by other electronic communication A Notice must not be given by electronic means of communication (other than email as permitted in clause 17.2). 18 General 18.1 Governing law (a) This agreement is governed by the laws of New South Wales. (b) Each party irrevocably submits to the exclusive jurisdiction of the courts of New South Wales and courts of appeal from them in respect of any proceedings arising out of or in connection with this agreement. Each party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum. 18.2 Service of process (a) Without preventing any other mode of service, any document in an action (including, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 17. (b) The Seller irrevocably appoints Herbert Smith Freehills as its agent for the service of process in Australia in relation to any matter arising out of this agreement. If Herbert Smith Freehills ceases to be able to act as such or have an address in Australia, the Seller agrees to appoint a new process agent in Australia and deliver to the Buyer within 20 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this agreement. The Seller must inform the Buyer in writing of any change in the address of its process agent within 20 Business Days of the change.

18 General 105781602 page 76 18.3 Invalidity and enforceability (a) If any provision of this agreement is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not. (b) Clause 18.3(a) does not apply where enforcement of the provision of this agreement in accordance with clause 18.3(a) would materially affect the nature or effect of the parties’ obligations under this agreement. 18.4 Waiver (a) No party to this agreement may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver. (b) In this clause 18.4: (1) conduct includes delay in the exercise of a right; (2) right means any right arising under or in connection with this agreement and includes the right to rely on this clause; and (3) waiver includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel. (c) A provision of, or a right, discretion or authority created under, this agreement may not be: (1) waived except in writing signed by the party granting the waiver; and (2) varied except in writing signed by the parties. (d) A failure or delay in exercise, or partial exercise, of a power, right, authority, discretion or remedy arising from a breach of, or default under this agreement does not result in a waiver of that right, power, authority, discretion or remedy. 18.5 Variation A variation of any term of this agreement must be in writing and signed by the parties. 18.6 Assignment (a) Rights arising out of or under this agreement are not assignable by a party without the prior written consent of the other parties, except that the Buyer may grant or create an Encumbrance (including assigning by way of security) over or in respect of its rights under this agreement in favour of any financing source or any other person providing financial accommodation on secured terms to the Buyer or any Related Body Corporate of the Buyer, provided that the Buyer gives notice to the Seller that such rights have been granted or created. (b) A breach of clause 18.6(a) by a party entitles the other parties to terminate this agreement. (c) Clause 18.6(b) does not affect the construction of any other part of this agreement.

18 General 105781602 page 77 18.7 Further action to be taken at each party’s own expense Subject to clause 15, each party must, at its own expense, do all things and execute all documents necessary to give full effect to this agreement and the transactions contemplated by it. 18.8 Relationship of the parties (a) Nothing in this agreement gives a party authority to bind any other party in any way. (b) Nothing in this agreement imposes any fiduciary duties on a party in relation to any other party. 18.9 Exercise of rights (a) Unless expressly required by the terms of this agreement, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this agreement. (b) Unless expressly required otherwise by the terms of this agreement, a party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this agreement. Any conditions must be complied with by the party relying on the consent, approval or waiver. 18.10 Remedies cumulative Except as provided in this agreement and permitted by law, the rights, powers and remedies provided in this agreement are cumulative with and not exclusive to the rights, powers or remedies provided by law independently of this agreement. 18.11 Counterparts (a) This agreement may be executed in any number of counterparts and all counterparties taken together constitute one instrument. (b) A party may execute this agreement by signing any counterpart. 18.12 No merger The Warranties, Buyer Warranties, undertakings and indemnities in this agreement will not merge on Completion. 18.13 Entire Agreement This agreement states all the express terms of the agreement between the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter other than the Confidentiality Deed.

18 General 105781602 page 78 18.14 No reliance No party has relied on any statement by any other party not expressly included in this agreement. 18.15 Default Interest (a) If a party fails to pay any amount payable under this agreement on the due date for payment, that party must in addition to a continuing liability to pay the amount unpaid pay interest on the amount unpaid at the higher of the Interest Rate plus 3% per annum or the rate (if any) fixed or payable under any judgment or other thing into which the liability to pay the amount becomes merged. (b) The interest payable under clause 18.15(a): (1) accrues from day to day from and including the due date for payment up to and including the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and (2) may be capitalised by the person to whom it is payable at monthly intervals on the basis of a 365 day year. (c) The right to require payment of interest under this clause 18.15 is without prejudice to any other rights the non-defaulting party may have against the defaulting party at law or in equity. (d) A failure to pay any amount under this agreement is not remedied until both the amount unpaid and any interest payable under this clause 18.15 have been paid in full. 18.16 Benefits held on trust (a) The Seller holds the benefit of each indemnity, promise and obligation in this agreement expressed to be for the benefit of a director, officer or employee of a Seller Group Member, or for the benefit of a Seller Group Member or Seller Group Representative or Adviser that is not a party to this agreement, on trust for that director, officer, employee, Seller Group Member or Seller Group Representative or Adviser. (b) Except where an indemnity, promise or obligation is expressly stated to be for the benefit of a third party, no person (including an Employee) other than the Buyer and the Seller, has or is intended to have any right, power or remedy or derives or is intended to derive any benefit under this agreement. 18.17 Attorneys Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney. 18.18 Foreign resident CGT withholding tax (a) For the purposes of subsection 14-225(2) of Schedule 1 the TAA, by entering into this agreement the Seller declares, for the period beginning from the date of this agreement until Completion, that the Sale Shares are membership interests but not 'indirect Australian real property interests' (as defined in the Tax Act).

18 General 105781602 page 79 (b) If Completion occurs later than the date that is six months after the date of this agreement, the Seller must deliver to the Buyer, on or before Completion, a further valid declaration for the purposes of subsection 14-225(2) of Schedule 1 the TAA that the Sale Shares are membership interests but not 'indirect Australian real property interests' (as defined in the Tax Act) which covers the entire period commencing from a time prior to the execution of this agreement and ending after the Completion Date. (c) The Buyer acknowledges and agrees that: (1) Clause 18.18(a) constitutes a declaration for the purposes of sections 14-210(3) and 14-225(2) of Schedule 1 to the TAA, given by the Seller to the Buyer; (2) the Buyer does not know the declaration in clause 18.18(a) to be false; and (3) as a result of the matters referred to in clauses 18.18(c)(1) and 18.18(c)(2), the Buyer will not (despite any provision to the contrary in this agreement, including clause 18.19 but subject to clause 18.18(b)): (A) withhold a CGT Withholding Amount from any payment to be made to the Seller; or (B) pay a CGT Withholding Amount to the Commissioner of Taxation, in connection with this agreement. For the avoidance of doubt, this clause 18.18(c) will not apply if Completion occurs later than the date that is six months after the date of this agreement and the Seller has not complied with clause 18.18(b). 18.19 No withholdings (a) The Buyer and the Seller must make all payments that become due under this agreement, free and clear and without deduction of all present and future withholdings (including Taxes, Duties, levies, imposts, deductions and charges of Australia or any other jurisdiction) unless required by law including where the Buyer is required (subject to clause 18.18) to pay the CGT Withholding Amount. (b) Subject to clause 18.18, if the Buyer or the Seller is compelled by law to deduct any withholding or make any payment for or on account of Tax or by any Governmental Agency (including in relation to a CGT Withholding Amount) then the Buyer or Seller (as applicable): (1) must pay or procure the payment of the full amount of the withholding or deduction, or make or procure the making of the payment, to the appropriate Governmental Agency under applicable law; and (2) is not required to make any additional payments to the other party and will be deemed for all purposes to have paid the full amount of the payment required under this agreement. 18.20 US Tax matters (a) Without the Seller's written consent, the Buyer is prohibited from making a U.S. Internal Revenue Code Section 338(g) election related to Target Entities. (b) Without the Buyer's written consent, but subject to clause 18.20(c), the Seller will not make any U.S. tax elections, including but not limited to the Global Intangible Low Tax Income high-tax election under U.S. Treas. Reg. §1.951A-

18 General 105781602 page 80 2(c)(7), and check the box elections under U.S. Treas. Reg. §301.7701-3(c), related to Target Entities’ 2023 tax year, with an effective date on or before the Completion Date. (c) The Seller may make a U.S. tax election in relation to the closing of the CFC’s taxable year under U.S. Treas. Reg. 1.245A-5(e)(3)(i), without the Buyer’s prior written consent, provided that the Seller and Buyer apply the US tax regulations as described in U.S. Treas. Reg. 1.245A-5(e)(3)(i)(C). The Seller and Buyer acknowledge and agree to close the tax year of the Company, for the purposes of US Tax Law, on the Completion Date. (d) The Seller agrees to provide the Buyer with final 2022 and 2023 US informational tax returns for the Target Entities once finalised, and the supporting workpapers created in connection with the preparation of such forms.

105781602 page 81 Schedule 1 Notice details Seller JW International Holdings, Inc Address 2645 Silver Crescent Drive, Charlotte, NC 28273 USA Attention Company Secretary Email jashayes@jeldwen.com Buyer Aristotle Holding III Pty Limited ACN 666 554 838 Address Level 4, Deutsche Bank Place, 126 Philip Street, Sydney NSW 2000 Attention John Holland Email JHolland@platinumequity.com With a copy to Address 360 N. Crescent Drive, South Building, Beverly Hills, USA Attention Adam Cooper Email ACooper@platinumequity.com With a copy to Address Level 4, Deutsche Bank Place, 126 Philip Street, Sydney NSW 2000 Attention Chris Blane Email Chris.Blane@allens.com.au

105781602 page 82 Schedule 2 Warranties 1 Title and capacity 1.1 Title (a) The Seller is the legal and beneficial owner of the Sale Shares; (b) At Completion, the Seller will transfer to the Buyer the full legal and beneficial ownership of the Sale Shares free and clear of all Encumbrances. 1.2 No legal impediment The execution, delivery and performance by the Seller of this agreement: (a) complies with its constitution; (b) does not constitute a breach of any law, or cause or result in a default under any Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement; (c) does not constitute a breach of or default under any writ, order or injunction or judgment to which it is a party or is subject or by which it is bound; and (d) subject to obtaining the consents and approvals contemplated under clause 2.1, does not constitute a breach of or default under any agreement to which the Seller, a Seller Group Member and each Target Entity is party. 1.3 Corporate authorisations All necessary authorisations for the execution, delivery and performance by the Seller of this agreement in accordance with its terms have been obtained or will be obtained before Completion, other than the consents and approvals required under clause 2.1. 1.4 Power and capacity (a) The Seller has full power and capacity to own its own assets (including the Sale Shares) and to enter into and perform its obligations under this agreement. (b) This agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. 1.5 Incorporation The Seller is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

Schedule 2 Warranties 105781602 page 83 1.6 No trust The Seller enters into and performs this agreement on its own account and not as trustee for or nominee of any other person. 1.7 Insolvency Event The Seller is not the subject of an Insolvency Event and, so far as the Seller is aware, there are no circumstances that give any person the right to apply to liquidate or wind up the Seller. 1.8 Litigation As at the date of this agreement: (a) no Proceeding is taking place; (b) so far as the Seller is aware, no such Proceeding is otherwise pending or threatened in writing; or (c) no Demand has been made, whose outcome is likely to have a material adverse effect on the ability of the Seller to perform its obligations to complete the sale and purchase of the Sale Shares under this agreement. 2 Target Entities 2.1 Group structure (a) The structure diagram set out in Schedule 7 is accurate and complete and, except where indicated, shareholdings are 100%. (b) No Target Entity is the holder or beneficial owner of any shares or other capital in any body corporate (wherever incorporated) except as described in Schedule 8. 2.2 Sale Shares (a) The Sale Shares are all of the issued shares in the capital of the Company. (b) There is no restriction on the sale or transfer of the Sale Shares to the Buyer or for the consent of the directors of the Seller to, other than the requirement to pay any applicable stamp duty on the transfer before, the registration of the transfer of the Sale Shares. (c) The Company has not issued any security convertible into shares in the Company. 2.3 Target Entities (a) Each Target Entity: (1) is duly incorporated under the laws of the place of its incorporation; (2) has full legal capacity and the power to own its assets and carry on the Business as it is being carried on at Completion;

Schedule 2 Warranties 105781602 page 84 (3) is duly registered and authorised to do business in those jurisdictions which, by the nature of its business and assets, makes registration or authorisation necessary; and (4) has conducted the Business in compliance with the constitution or other constituent documents of that Target Entity. (b) No Target Entity: (1) is a member of any partnership, joint venture, consortium or unincorporated association; (2) participates, or is a party to any arrangement that may give rise to participation, in any business or profit sharing commissions or other income, other than with another Target Entity; and (3) is the trustee of a trust. (c) There is no shareholder agreement, voting trust, proxy or other agreement or understanding relating to the voting of the shares in a Target Entity. (d) No Target Entity has any share or option incentive scheme or employee share ownership plan for any of its employees, directors, officers or consultants. 2.4 No Encumbrances or other arrangements For each Target Entity: (a) at Completion all of its shares are free and clear of all Encumbrances; (b) its shares can be sold and transferred free of any competing rights, including pre-emptive rights or rights of first refusal; (c) its shares have been validly allotted and are fully paid and no money is owing in respect of them; (d) it is not under an obligation to issue, and no person has the right to call for the issue or transfer of, any shares or other securities in it at any time; (e) it has not issued securities with conversion rights to shares or securities in it and there are no agreements or arrangements under which options or convertible notes have been issued by it; and (f) it is not required or otherwise obliged to: (1) issue, allot, create, sell, transfer or otherwise dispose of any securities of any type; (2) enter into any agreement in respect of the rights to vote which are conferred in respect of any securities of any type; or (3) grant any warrant, option or right of first refusal or offer in respect of any securities of any type. 2.5 Solvency No Target Entity is the subject of an Insolvency Event and, so far as the Seller is aware, there are no circumstances that give any person the right to apply to liquidate or wind up a Target Entity.

Schedule 2 Warranties 105781602 page 85 3 Accounts 3.1 Basis of preparation (a) The Accounts have been prepared: (1) in accordance with the Accounting Standards; (2) in accordance with the requirements of the Corporations Act and any other applicable laws; (3) in accordance with the same accounting policies as were applied in the corresponding accounts for the preceding financial period; and (4) in the manner described in the notes to them. (b) The consolidated audited accounts of the Company for the financial year ending on 31 December 2021 have been prepared: (1) in accordance with accounting standards and any authoritative interpretations issued by the Australian Accounting Standards Board; (2) in accordance with the requirements of the Corporations Act and any other applicable laws; (3) in accordance with the same accounting policies as were applied in the corresponding accounts for the preceding financial period; and (4) in the manner described in the notes to them. 3.2 True and fair view (a) The Accounts give a true and fair view of the: (1) financial position and performance of the Company, as at the Accounts Date; and (2) consolidated statement of cash flows and consolidated statement of profit or loss of the Company for the financial period ended on the Accounts Date. (b) The consolidated audited accounts of the Company for the financial year ending on 31 December 2021 give a true and fair view of the: (1) financial position and performance of the Company, as at 31 December 2021; and (2) consolidated statement of cash flows and consolidated statement of profit or loss of the Company for the financial period ended on 31 December 2021. (c) The Locked Box Balance Sheet does not materially misstate the financial position of the Company, as at the Locked Box Date. 3.3 Management Accounts The Management Accounts: (a) have been prepared by the Seller in good faith and with reasonable care and attention;

Schedule 2 Warranties 105781602 page 86 (b) were prepared on a consistent basis with the basis employed in the preparation of management accounts in the 12 months before the date of this agreement; (c) have been prepared in accordance with the Accounting Standards; and (d) do not materially misstate the consolidated financial position of the Company and the consolidated profit or loss of the Company as at the Management Accounts Date, and otherwise present a reasonable view of the financial performance of the Target Entities and show with reasonable accuracy the financial position, profit or loss, and cash flows of the Target Entities for the applicable period, having regard to the purpose for which they were prepared and acknowledging that they are not audited or prepared on a statutory basis and do not include year-end adjustments. 3.4 Locked Box Balance Sheet The Locked Box Balance Sheet: (a) has been prepared by the Seller in good faith and with reasonable care and attention; (b) has been prepared in accordance with the Accounting Standards; and (c) does not materially misstate the financial position of the Company, as at the Locked Box Date. 3.5 Position since Locked Box Date Since the Locked Box Date to the date of this agreement: (a) the Business has been conducted in all material respects in the ordinary and usual course of business, other than for the transactions contemplated by this agreement; and (b) no Target Entity has: (1) except in the ordinary course of the Business or in the case of assets which have been replaced or substituted, disposed of any material asset which is necessary to conduct the Business; (2) entered into any material unusual contract or commitment or otherwise departed from its normal course of trading in any material way; (3) distributed or returned any capital to its members; (4) bought back or redeemed any of its shares or otherwise undertaken a capital reduction; (5) declared or paid any dividend; (6) issued any shares in that Target Entity or any options or securities that are convertible into shares in that Target Entity; or (7) altered its constitution. (c) except as Fairly Disclosed, no Target Entity has increased the salary, wages or other remuneration of any employee, director or officer or agreed to pay any bonus or redundancy payment other than, in the case of an increase to the salary or wages, in accordance with previously established practice for periodic remuneration reviews.

Schedule 2 Warranties 105781602 page 87 4 Records (a) The Business Records of the Target Entities, other than the Accounts, Locked Box Balance Sheet, Management Accounts and accounting and Tax records: (1) have been properly maintained in all material respects in accordance with all applicable laws; (2) are in the possession or under the custody or control of the Target Entities; and (3) do not contain or reflect any material inaccuracies or material discrepancies that will, or would reasonably be likely to, have a Material Adverse Effect on the Target Entity. (b) Each material document or filing which is required by law to be delivered or made to any Governmental Agency in connection with the Business by a Target Entity in the past three years has been duly delivered or made. 5 Contracts 5.1 Default by Target Entity So far as the Seller is aware, as at the date of this agreement, no Target Entity is in default, or would be in default but for the requirements of notice or lapse of time, under any material term of any written agreement to which it is a party where such default will, or would reasonably be likely to, have a Material Adverse Effect on the Target Entity. 5.2 Default by Third Party So far as the Seller is aware, as at the date of this agreement, no other party to any written agreement to which a Target Entity is a party is in default, or would be in default but for the requirements of notice or lapse of time, under any material term of that agreement, where such default will, or would reasonably be likely to, have a Material Adverse Effect on the Target Entity. 5.3 Notices So far as the Seller is aware, as at the date of this agreement no Target Entity has received, or given, any written notice of termination of any agreement to which it is a party that will, or would reasonably be likely to, have a Material Adverse Effect on the Target Entity. 5.4 Offers No outstanding offer, tender or quotation has been given or made by a Target Entity that is capable of giving rise to a contract with a value greater than $5,000,000 merely by any unilateral act of a Third Party other than in the ordinary course of the Business. 5.5 Material Contracts (a) The Disclosure Materials contain copies of each Material Contract. (b) So far as the Seller is aware:

Schedule 2 Warranties 105781602 page 88 (1) each Material Contract is valid, binding and enforceable against each other counterparty to that Material Contract, in accordance with its terms, and in full force and effect; and (2) no Target Entity nor any counterparty to a Material Contract is currently in breach or default under a Material Contract. (c) No Target Entity has done or permitted to be done or failed to do anything that the Seller considers, acting reasonably, would be likely to cause any of the Material Contracts to be terminated, become void or voidable, or not renewed in whole or in part. (d) No Target Entity has received any written notice of termination or suspension in relation to a Material Contract. (e) Each Material Contract: (1) is on arms-length terms and was entered into in the ordinary and usual course of the Target Entities’ business; and (2) so far as the Seller is aware, is not void, voidable, illegal or unenforceable, in whole or in part. (3) In the past 12 months, no Third Party or Seller Group Member that is a party to a Material Contract has: (4) discontinued or materially reduced purchases to, or from, any Target Entity; (5) materially and adversely changed or altered its relationship between the Target Entity and that party; or (6) so far as the Seller is aware, provided any Target Entity with a negative scorecard or other written measure of performance. 6 Financing arrangements 6.1 Financings There are no: (a) financing agreements or arrangements entered into by a Target Entity for the borrowing of money; (b) debentures, bonds, notes or similar debt instruments issued by a Target Entity, (whether by one instrument or by all of the instruments in a series); (c) guarantees given by a Target Entity, or to which a Target Entity is otherwise subject, in relation to any other Target Entity or any other person (including outstanding bank guarantees, letters of credit or similar instruments); (d) hedging agreements or derivative arrangements to which a Target Entity is a party; or (e) financial accommodation provided by any Target Entity, required to be reflected in the audited accounts of the Target Entities in accordance with Accounting Standards, other than as set out in the Locked Box Balance Sheet (the Financing Arrangements).

Schedule 2 Warranties 105781602 page 89 6.2 Disclosure Copies of all Financing Arrangements are included in the Disclosure Materials. 6.3 No Defaults There is no existing or unremedied material breach of, or any material event of default, cancellation event, prepayment event, review event or similar event under, any Financing Arrangement and the transactions contemplated by this agreement will not trigger any such breach, event of default, cancellation event, prepayment event or similar event. 6.4 No demands No written notices or Demands have been served on a Target Entity that remain outstanding in relation to default or non-compliance under a Financing Arrangement. 6.5 Enforcement So far as the Seller is aware, no legal or enforcement action has been taken, or Demand has been made, by any party to enforce any Financing Arrangement or any security granted by a Target Entity. 7 Assets 7.1 Material Assets All the tangible assets to which a value of more than $1,000,000 is attributed in the Locked Box Balance Sheet (other than assets disposed of since the Locked Box Date) are: (a) fully paid for; (b) either the absolute property of a Target Entity free and clear of all Encumbrances or used by a Target Entity under a contract under which it is entitled to use the assets on the terms and conditions of such contract; (c) except as disclosed in the Disclosure Materials, not the subject of a Security Interest which has been perfected by the secured party possessing or controlling the personal property, and so far as the Seller is aware, there are no facts or circumstances that could result in the creation of a Security Interest over the assets of any Target Entity, other than in the ordinary course of the Target Entities’ business; (d) not the subject of any lease or hire purchase agreement or agreement for purchase on deferred terms, other than in the ordinary course of business; and (e) in the possession of a Target Entity, its agent or nominee, except as provided for in, or otherwise disclosed or taken into account in the preparation of, the Locked Box Balance Sheet. 7.2 Assets sufficient The Target Entities own, or have the right to use, all of the assets that are necessary or material for the conduct of the Business as carried on as at the date of this agreement.

Schedule 2 Warranties 105781602 page 90 7.3 Plant and equipment Each item of plant and equipment held or used by the Target Entities for the purpose of, or in connection with, the Business is: (a) as far as the Seller is aware, materially capable of performing the function for which it was designed; (b) fair wear and tear excepted, in a reasonable state of repair, condition and working order for its age and, so far as the Seller is aware, has been properly maintained; (c) where required by law, registered and covered by compulsory third party insurance; and (d) recorded in the Business Records. 7.4 Product recalls In the past three years, no Target Entity: (a) has produced, manufactured or sold any product which does not comply with all applicable laws or which is materially defective; or (b) has become aware of any matter which would reasonably be expected to give rise to a mandatory product recall relating to a product that has been produced, manufactured or sold by a Target Entity, which has not been dealt with in accordance with applicable law. 8 Properties 8.1 Interests in land No Target Entity has any interest in land except for its interest in the Properties. 8.2 All land owned or occupied The Properties comprise all the land and premises owned, used or occupied by a Target Entity on its own account or for the benefit of another Target Entity. 8.3 Occupation (a) The Target Entities have the exclusive occupation and quiet enjoyment of the Leasehold Properties (excluding any Leasehold Property which a Target Entity occupies under a licence) and holds all rights, interests and privileges necessary for the conduct of the Business carried on at such Properties. (b) So far as the Seller is aware, there are no facts, matters or circumstances which might reasonably be expected to materially adversely affect, restrict or terminate the exclusive occupation and quiet enjoyment of the Properties by the relevant Target Entity.

Schedule 2 Warranties 105781602 page 91 8.4 Title and title deeds The relevant Target Entity: (a) is the legal and beneficial owner and registered proprietor of; (b) has good and marketable title to; has materially complied with the terms of each covenant and easement that apply to and are registered on the title of; (c) has not granted an option to purchase, first right of refusal or any other pre- emptive right to a Third Party in respect of; and (d) has possession of the documents of title to, the Freehold Property specified against its name in Schedule 9. 8.5 Encumbrances The Freehold Properties and the title deeds to the Freehold Properties are not subject to any Encumbrances or any lease or agreement for lease (except in favour of a Target Entity). 8.6 Property Leases (a) Copies of all Property Leases are disclosed in the Disclosure Materials. (b) So far as the Seller is aware, each Property Lease is valid, binding and enforceable, stamped and / or registered where required. (c) The Disclosure Materials contain copies of any lease, sub-lease, or licence granted by a Target Entity in relation to a Leasehold Property. (d) Each Property Lease was entered into on arms-length terms and entered into in the ordinary and usual course. (e) No Target Entity is in material breach of, or material default under, any of the Property Leases. (f) So far as the Seller is aware, no landlord is in material breach of, or material default under, any of the Property Leases. (g) There are no disputes relating to the Leasehold Properties that are ongoing between any Target Entity and any Third Party. (h) As at the date of this agreement, no Target Entity has received any written notice to terminate a Property Lease, to vacate or to quit from any Third Party pursuant to the Property Leases. (i) No Target Entity has done or permitted to be done anything that the Seller considers, acting reasonably, would be likely to cause a Property Lease to be terminated or suspended. (j) The Target Entities have paid all rent, rates and other amounts presently payable in respect of the Leasehold Properties. (k) So far as the Seller is aware, no matter exists that may entitle the landlord under a Property Lease to refuse to accept the exercise by the relevant Target Entity of any option to extend that Property Lease in accordance with the terms of the Property Lease. (l) So far as the Seller is aware, no Property Lease is subject to any Security Interest other than as disclosed in the Property Lease or registered on title.

Schedule 2 Warranties 105781602 page 92 (m) Except as disclosed in the Disclosure Materials, no bank guarantee, security deposit, security bond, or corporate or personal guarantee has been given as security for the performance by a tenant of its obligations under a Property Lease. (n) The use of each Property for the purpose of the Business is a permitted use under applicable laws and the terms of the Property Lease (if applicable). (o) The relevant Target Entity has: (1) obtained the consent required under any applicable law for development works carried out in relation to any of the Freehold Properties by a Target Entity; and (2) complied with any conditions or restrictions imposed on any such consent. 8.7 Government notices (a) No Target Entity has received any written notice from a Governmental Agency in respect of any of the Properties that will, or would reasonably be likely to, have a Material Adverse Effect on the Target Entity. (b) No Target Entity has received written notice: (1) asserting that the current use of any of the Properties breaches, in any respect, the requirements of any relevant planning scheme or other applicable law, or which is reasonably likely to otherwise adversely affect the use of any Property in connection with the Business; or (2) in respect of the compulsory acquisition, handback, surrender or resumption of all or any part of any of the Freehold Properties, except: (A) in relation to 17-35 Lee Holm Road, St Marys NSW 2760 comprised in title references 127/DP31912 and 128/DP31912 and 84-98 Hume Highway, NSW 2166 comprised in title reference 1/DP560371; (B) requiring material work to be done or material expenditure to be made on or in respect of any of the Properties or on surrender or handback of any part of the Properties; (C) in respect of any contemplated, pending or threatened condemnation of a Property used in the Business; or (D) in respect of any contemplated, pending or threatened change to the planning, zoning or other ordinances affecting a Property. 9 Environment 9.1 Compliance To the best of the Seller's knowledge, it complies in all material respects with applicable Environmental Laws in relation to the operation of the Business.

Schedule 2 Warranties 105781602 page 93 9.2 Disputes So far as the Seller is aware, no environmental incidents have occurred in relation to the Business or the Properties in the last five years which could reasonably be expected to give rise to any Proceedings, claims, Demands, ruling, judgements, audits, reviews, investigations, orders, decrees or regulatory action by a Governmental Agency. 10 Intellectual Property Rights 10.1 Disclosure (a) Schedule 10 to this agreement contains complete and accurate details of all Business Intellectual Property that: (1) is owned by a Target Entity; and (2) is owned by a Target Entity on and from the Completion Date. (b) The Data Room contains the details of all registered Business Intellectual Property (and applications for any such registration), whether owned or purported to be owned by a Target Entity or otherwise, including the identity of all owners, assignees and licensees. (c) The Data Room contains materially accurate details of all unregistered Business Intellectual Property, whether owned or purported to be owned by a Target Entity or otherwise. 10.2 Ownership and use (a) The Business Intellectual Property: (1) in Schedule 10 to this agreement: (A) is legally and beneficially owned by a Target Entity; or (B) is owned by a Target Entity on and from the Completion Date, and is not owned by any other persons; and (2) not in Schedule 10 is entitled to be used by a Target Entity under valid and existing licences, in each case, free and clear of all Encumbrances (other than any Permitted Encumbrance), and on and immediately following Completion, the Business Intellectual Property will be fully transferable, alienable and licensable without restriction and without payment to any person, and so far as the Seller is aware, there is no event or condition reasonably likely to render any Business Intellectual Property invalid or unenforceable. (b) The Seller and each Target Entity has taken commercially reasonable steps and used reasonable endeavours to protect the security and confidentiality of the confidential information and trade secrets of the Business and of each Target Entity.

Schedule 2 Warranties 105781602 page 94 10.3 Renewal fees All renewal, application and other fees, and all other steps, required for the maintenance, prosecution, enforcement and use of the Business Intellectual Property in Schedule 10 to this agreement have been paid or taken. 10.4 Validity So far as the Seller is aware, all Business Intellectual Property in Schedule 10 to this agreement is valid, subsisting and enforceable, and there is no event or condition that would unreasonably be expected to render any Business Intellectual Property invalid or unenforceable. 10.5 Contracts relating to Intellectual Property Rights The Target Entities comply, and have complied for the three years prior to the date of this agreement, with all terms and conditions of the licence agreements under which any Target Entity licenses, or has licensed or will license, any Business Intellectual Property in or out. 10.6 Right to use (a) The conduct of the Business by the Target Entities does not breach, or infringe and has not in the two years prior to the date of this agreement breached, or infringed any Intellectual Property Rights or Moral Rights of any Third Party, where such breach or infringement will, or would be reasonably likely to, have a Material Adverse Effect on a Target Entity or the Business. (b) The conduct of the Business by the Target Entities complies with all applicable Open Source Software licences. In no case does any Target Entity's use, incorporation or distribution of Open Source Software give rise to any obligation to license, disclose or distribute any Business Intellectual Property or other software (including source code) or Intellectual Property Rights. (c) So far as the Seller is aware, the Target Entities do not, in using the Business Intellectual Property in Schedule 10, infringe the Intellectual Property Rights or Moral Rights of any person, or are required to pay any money to any person (whether by way of royalties, licence fees, damages or otherwise). 10.7 No claims and no other circumstances (a) So far as the Seller is aware, there are no claims, challenges, disputes or Proceedings that have been brought or threatened by a Third Party or any Governmental Agency in relation to the Business Intellectual Property that may adversely affect the right to own, use, enforce, assign or otherwise deal with any of the Business Intellectual Property, including opposition proceedings, non-use proceedings, amendment, ratification, revocation or cancellation proceedings, and, as at the date of this agreement, no Target Entity has received any written notice of any claims, challenges, disputes or proceedings of these kinds. (b) No Target Entity has brought or threatened any claims, challenges, disputes or Proceedings against a Third Party in relation to the Business Intellectual Property, and, as at the date of this agreement, the Seller is not aware of any facts or circumstances that may reasonably give rise to any claim, challenge, dispute or Proceedings against a Third Party in relation to the Business Intellectual Property.

Schedule 2 Warranties 105781602 page 95 10.8 Third Party So far as the Seller is aware, no Third Party: (a) has infringed, in the two years prior to the date of this agreement, or is infringing, as at the date of this agreement, any of the Business Intellectual Property in Schedule 10 to this agreement; or (b) has any right to or in any of the Business Intellectual Property in Schedule 10 to this agreement, or any right which would otherwise restrict the disclosure or use by a Target Entity of any of the Business Intellectual Property (whether in Schedule 10 to this agreement or otherwise). 10.9 Sufficiency The Business Intellectual Property, together with any Intellectual Property Rights assigned, licensed or otherwise provided to a Target Entity, comprise all of the Intellectual Property Rights that are material or necessary to the carrying on of the Business of the Target Entities in the manner and to the extent conducted in the 12 months prior to the date of this agreement. 11 Information Technology 11.1 Systems (a) The information technology and telecommunications systems, hardware, equipment and software, which includes all schematics, data bases, configurations, networks, websites, website content and relevant documentation, owned or used by the Target Entities in the conduct of the Business as at the date of this agreement (Systems) comprise all the information technology and telecommunications systems, hardware, equipment and software (including all schematics, data bases, configurations, networks, websites, website content and relevant documentation) and documentation necessary for the conduct of the Business as conducted at the date of this agreement. (b) The Disclosure Materials contain copies of all material licence agreements relating to the Systems. (c) The Target Entities comply, and have complied for the previous three years, with all terms and conditions in respect of the licensing of Systems material to the Business, including any conditions and restrictions relating to a Target Entity's access to, or use of, the relevant Systems. (d) The Seller has implemented commercially reasonable measures to protect the security and integrity of the Systems and the data stored on or transmitted by such Systems. 11.2 Ownership of Systems (a) So far as the Seller is aware, all Systems are either owned or validly licensed for use by, and are under the control of, a Target Entity and are not wholly or partly dependent on any facilities that are not under the ownership, operation or control of a Target Entity.

Schedule 2 Warranties 105781602 page 96 (b) In the past 24 months: (1) the Systems have been available to the Target Entities and continuously operating without material error; (2) so far as the Sellers are aware, no material unplanned service interruptions or downtime have occurred with respect to the Systems; and (3) no event in sub-paragraphs (1)-(3) have had a Material Adverse Effect on any Target Entity. (c) So far as the Seller is aware, the Seller has: (1) implemented reasonable technical and organisational measures consistent with industry best practice for organisations of a similar size and nature as the Target Entities to protect; and (2) complied with all applicable laws regarding, the security and integrity of the Systems and the data stored on or transmitted by such Systems. (d) Disaster recovery plans and procedures are in place for the Systems to respond to any material disruption to or interruption of the Systems, or any malfunction or unauthorised access to the Systems. 11.3 Breaches of the Systems So far as the Seller is aware there have been no breaches in relation to Personal Information or other data held by the Seller in connection with the Business requiring notification to any applicable regulator under a Privacy Law. 11.4 Privacy (a) Except as Fairly Disclosed: (1) each Target Entity has complied in all material respects with and conducted the Business in accordance with all Privacy Laws and any privacy policies and contractual requirements of the Target Entities relating to Personal Information, including obtaining all relevant consents from, and providing all relevant collection notices to, individuals to permit the handling of Personal Information in connection with the conduct of the Business; and (2) there have been no proceedings, preliminary inquiries or investigations conducted with respect to a Target Entity’s collection, use, storage, transfer, disclosure, dissemination or other handling of Personal Information in connection with the Business. (b) The Seller has implemented commercially reasonable measures to protect Personal Information which it collects, uses and/or discloses from any authorised access or disclosure.

Schedule 2 Warranties 105781602 page 97 12 Litigation, compliance and Authorisations 12.1 No Proceedings No Target Entity is party to any Proceedings. 12.2 No threatened Proceedings So far as the Seller is aware, no Proceedings against a Target Entity are pending or threatened in writing and the Seller is not aware of any disputes that will, or would reasonably be likely to, give rise to any Proceedings. 12.3 Undertakings No Target Entity has given an undertaking or written assurance (whether legally binding or not) to any court or Governmental Agency (including any competition authority) under any anti-trust or similar legislation in any jurisdiction. 12.4 No outstanding orders There are no material unsatisfied judgments, awards, orders, or, so far as the Seller is aware, material unsatisfied claims or Demands against any Target Entity. 12.5 Disclosure Materials The Disclosure Materials contain accurate particulars as at the date of this agreement of any pending and current Proceedings to which a Target Entity is a party or which otherwise relates to the Business. 12.6 Compliance with laws (a) So far as the Seller is aware, each Target Entity has complied in all material respects with applicable laws, except where non-compliance would not, or would reasonably be likely to not, have a Material Adverse Effect on the Target Entity. (b) No Target Entity has received written notice from a Governmental Agency within the 12 months prior to the date of this agreement advising it has not complied with any law, which would be expected to have a Material Adverse Effect. 12.7 Authorisations So far as the Seller is aware, each Target Entity has all necessary Authorisations material to conduct the Business as it is being carried on as at the date of this agreement (Material Authorisations) and has paid all fees due in relation to them. 12.8 Compliance with Authorisations So far as the Seller is aware, all Material Authorisations have been complied with in all material respects by the relevant Target Entity.

Schedule 2 Warranties 105781602 page 98 13 Employees 13.1 Employee entitlements (a) The Employee Entitlement List accurately sets out the period of service, start date, employing entity, type of employment, job title, applicable industrial instrument, classification under any applicable industrial instrument, salaries and wages (excluding bonuses), applicable allowances and accrued leave (including long service leave, annual leave and personal leave) for each Employee as at the date specified in the Employee Entitlement List. (b) The Employees listed in the Employee Entitlement List are employed by a Target Entity as at the date of the Employee Entitlement List. 13.2 Compliance (a) In the past six years, each Target Entity: (1) has materially complied with its obligations under its employment contracts; and (2) has complied with its obligations under any applicable workplace determinations, individual flexibility arrangements, guarantees of annual earnings, enterprise agreements, modern awards and any other industrial instruments, and all applicable laws, that apply to that Target Entity and the personnel performing work for the benefit of each Target Entity (whether as employees or otherwise). (b) So far as the Seller is aware, each Target Entity has accrued annual, personal and long service in respect of the Employees as required by any law, contract, applicable enterprise agreements, modern awards and any other industrial instruments. (c) No Target Entity has received written notice of any material breach by a Target Entity of its legal or contractual obligations concerning the employment of any of the Employees. (d) Each Target Entity has properly maintained wage and time records, copies of its employment contracts, and other records detailing the length of service, accumulated benefits and entitlements and other relevant terms and conditions of employment of each Employee, including as required by any law. 13.3 Union agreements No Target Entity is covered by an award or is a party to any enterprise agreement, written arrangement or understanding with a union or other industrial organisation, group of employees or individual employee in respect of the Employees and their employment, except as disclosed in the Disclosure Materials. 13.4 No Employee disputes (a) No Target Entity is or has been involved in any material dispute with any union or Employee at any time within the three years preceding the date of this agreement. (b) The Seller has no knowledge of any circumstances that will, or would reasonably be likely to, give rise to any dispute referred to in Warranty 13.4(a).

Schedule 2 Warranties 105781602 page 99 (c) To the best of the Seller's knowledge, no officer, Employee or independent contractor of a Target Entity has a claim or Demand of any nature against a Target Entity for remuneration, fees, compensation, superannuation, gratuities, benefits or loss of office, except as disclosed in the Disclosure Materials. (d) So far as the Seller is aware, no Target Entity owes an indemnification obligation to any current or former employee or director of the Target Entities. 13.5 Disclosure Materials The Disclosure Materials contains copies of all collective bargaining agreements, enterprise agreements and workplace agreements to which any Target Entity is a party as at the date of this agreement. 13.6 Remuneration (a) Except to the extent required by law, or under an enterprise or collective bargaining agreement or other industrial instrument, no Target Entity has given a written commitment to increase or supplement the wages, salaries, annual leave and leave loading, long service leave, sick leave, superannuation benefit or any other remuneration, compensation, incentives, gratuities or benefits of any employee listed in the Employee Entitlement List beyond the amounts and entitlements listed in the Employee Entitlement List. (b) No Employee is entitled to any retention payment or payment of an entitlement which is triggered by the execution of this agreement or Completion, except as disclosed in the Disclosure Materials. 13.7 Employee superannuation (a) The prescribed minimum level of superannuation contributions in respect of each person who, for the purposes of the Superannuation Guarantee (Administration) Act 1992 (Cth) (SGA Act), is an 'employee' of a Target Entity, has been provided so as not to incur a shortfall amount under the SGA Act. (b) Each Target Entity that is an employer has, so far as the Seller is aware, complied with their obligations to make superannuation or pension contributions which the Target Entity is required to make on behalf of any person who, for the purposes of the SGA Act is an 'employee' of a Target Entity. (c) There are no outstanding or unpaid superannuation contributions or charges on the part of any Target Entity that are outstanding and unpaid. (d) Except as disclosed in the Disclosure Materials, no Target Entity contributes to any defined benefit fund in respect of the Employees. 13.8 Work Health and Safety (a) Each Target Entity: (1) has not been subject to a Work Safety Authority inspection in the two years prior to the date of this agreement, except as disclosed in the Disclosure Materials; (2) has not received an improvement notice, direction, prohibition notice, order or conviction from a Governmental Agency in respect of work health and safety, except as disclosed in the Disclosure Materials; and

Schedule 2 Warranties 105781602 page 100 (3) so far as the Seller is aware, is not currently subject to an investigation or prosecution by the Work Safety Authority, except as disclosed in the Disclosure Materials. (b) So far as the Seller is aware, there is no existing, threatened or pending investigation or prosecution of any Target Entity or statutory notice, claim or Demand under any workplace health and safety laws relating to persons employed or engaged or previously employed or engaged by a Target Entity (c) So far as the Seller is aware having made all due and diligent enquiries, each Target Entity has complied with all applicable work health and safety laws, regulations and codes of practice. 13.9 Subcontractors There is no existing, pending or threatened, claim, Demand, dispute or investigation by any third party, including a Governmental Agency, in relation to an allegation that an independent contractor engaged by a Target Entity was not properly characterised as such or that minimum wage obligations, workers' compensation insurance, superannuation or payroll tax obligations have not been met by a Target Entity and so far as the Seller is aware, no circumstances exist which would give rise to any such allegation, claim, Demand, dispute or investigation. 13.10 Workers' compensation Each Target Entity: (a) has workers' compensation insurance in place and has paid its workers' compensation insurance premiums; and (b) has not been subject to an external audit by the Workers' Compensation Insurance Authority in the two years prior to the date of this agreement, except as disclosed in the Disclosure Materials. 14 Insurance 14.1 Disclosure The Disclosure Materials contain the particulars of all current insurance policies and cover notes taken out in respect of a Target Entity or the Business as at the date of this agreement (Insurances) and so far as the Seller is aware constitute legal, valid and binding obligations enforceable in accordance with their terms. 14.2 Currency Each Insurance for the current policy period is in full force and effect and all applicable premiums have been paid. 14.3 No claims or defaults (a) As at the date of this agreement, there has been no written notification of any outstanding claims or Demands made by a Target Entity or any person on its behalf under an Insurance or an insurance policy previously held by a Target

Schedule 2 Warranties 105781602 page 101 Entity and the Seller is not aware of any circumstances likely to give rise to such a claim or Demand. (b) There is no outstanding or pending or, so far as the Seller is aware, anticipated or threatened claim or Demand against a Target Entity in connection with the Business in respect of any accident or injury. (c) So far as the Seller is aware, there is nothing that could entitle insurers under any of the relevant policies of Insurance taken out by any Target Entity to refuse indemnity in whole or in part in respect of any outstanding claims under those policies as at the date of this agreement. (d) During the three years preceding the date of this agreement, no Target Entity has defaulted under an Insurance policy. 14.4 Insurance required by law Each Target Entity has effected all insurances required by law to be effected by it, subject to deductibles. 15 Taxes and Duties 15.1 Locked Box Balance Sheet Adequate provision has been made in the Locked Box Balance Sheet for any Tax for which a Target Entity is liable but which is unpaid in respect of any transaction or event occurring or income derived up to and including the Locked Box Date, as applicable. 15.2 Tax paid (a) Any Tax or Duty arising under any Tax Law payable in respect of any transaction, income or assets of a Target Entity for all periods or part periods up to Completion have been paid, or provided for in the Locked Box Balance Sheet. Any Tax or duty for which the Target Entity is otherwise liable (including as a result of any settlement or compromise) has been specifically provided for in the Locked Box Balance Sheet. No Target Entity has entered into an agreement or arrangement which extends the period for assessment or payment of any Taxes. (b) All Target Entities have up to and including Completion complied with any obligations to withhold amounts from payments (including withholding tax, PAYE tax, PAYG tax) as required by a Tax Law. 15.3 Records Each Target Entity has maintained proper and adequate records to enable it to comply in all material respects with its obligations to: (a) prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law; (b) prepare any accounts necessary for compliance with any Tax Law; (c) substantiate a position taken under a Tax Law; and (d) retain necessary records as required by any Tax Law,

Schedule 2 Warranties 105781602 page 102 and such records are accurate and are available for inspection at the premises of the Target Entity. 15.4 Returns submitted (a) Each Target Entity has submitted any necessary information, notices, computations and Tax Returns to the relevant Governmental Agency in respect of any Tax or any Duty relating to the Target Entities, and such information, notices, computations and Tax Returns: (1) disclose all material facts that must be disclosed under any Tax Law; and (2) are true and accurate in all material respects. (3) No Target Entity has asked for any extensions of time for the filing of any currently outstanding Tax Returns or other documents, or the making of any payments, relating to material Tax or Duty. 15.5 No Tax audit The Seller is not aware of any audit, investigation or review, or pending or threatened dispute (including but not limited to an outstanding request for a ruling, voluntary disclosure or other decision or advice), in respect of any Tax or Duty audit relating to a Target Entity. 15.6 No disputes There is no litigation or other dispute between a Target Entity and any Governmental Agency in respect of any Tax or Duty. 15.7 Franking credits (a) No Target Entity has a franking account deficit. No act or omission of a Target Entity at or before Completion will cause any Target Entity to be liable for franking tax. (b) There will not be any franking debit to any Target Entity’s franking account after Completion that relates to a transaction or arrangement entered into at or before Completion. (c) No Target entity has paid any dividend prior to Completion which has not complied with the applicable Tax Law. 15.8 Tax Consolidated Group (a) The Company is the 'provisional head company' of a Consolidated Group (the JWA Consolidated Group), and each Target Entity that is a member of the JWA Consolidated Group will continue to be so up to Completion. (b) No event has taken place in relation to any entity (including a Target Entity or a Seller Group Member) which has triggered, or will trigger, the deconsolidation of the JWA Consolidated Group for any period or part period up to and including Completion. (c) Neither the Company nor any Target Entity that is a member of the JWA Consolidated Group has at any time been a member of any other Consolidated Group or group for Tax purposes, other than any Consolidated Group which it left clear of each group liability (as defined in section 721-10 of the ITAA 1997)

Schedule 2 Warranties 105781602 page 103 pursuant to section 721-35 of the ITAA 1997 or GST Group of which the Company is the representative member. 15.9 Tax Residency and Permanent Establishments (a) Each Target Entity is a tax resident (and only tax resident) in its place of incorporation. (b) No Target Entity has a permanent establishment in any jurisdiction outside of the country of its incorporation, other than the A&L Window Services Pty Ltd in relation to its branch registered in Taiwan. 15.10 Share capital account The share capital account of each Target Entity is not 'tainted' within the meaning of section 995-1 of the ITAA 1997. 15.11 Commercial Debt Forgiveness No debt owned by a Target Entity has been, or has been agreed to be, released, waived, forgiven or otherwise extinguished in circumstances which attracted the operation of Division 245 of the ITAA 1997 or former Division 245 of Schedule 2C of the ITAA 1936. 15.12 Tax relief No Target Entity has received any Tax relief (including any rollover), ruling or other concession under a Tax Law with respect to any asset which it has acquired and owns at the date of Completion. 15.13 Stamp Duty (a) All documents and transactions entered into by a Target Entity that are required to be stamped by law have been duly stamped. (b) No Target Entity has been a party to, or has not been involved in, a transaction or event under which stamp duty relief has been obtained including but not limited to corporate reconstruction relief or corporate consolidation relief. 15.14 No Anti-Avoidance No Target Entity has entered into or been a party to any transaction which contravenes, or may contravene, any anti-avoidance provisions of any Tax Law, including Part IVA of the ITAA 1936, for which there have been or could be an amended assessment for the Target Entity. 15.15 GST (a) Each Target Entity: (1) has complied in all material respects with all laws, contracts, agreements or arrangements binding on it relating to GST; (2) is, where required, registered for GST and has an Australian Business Number;

Schedule 2 Warranties 105781602 page 104 (3) is entitled to full input tax credits for any GST it has paid in connection with a taxable supply made to it; or (4) is not currently, and has never previously been, a member or representative member of a GST Group (other than the GST Group of which the Company is the representative member), GST joint venture or partnership. (b) No Target Entity is a party to any document, instrument, contract, agreement, deed or transaction in respect of which it is or will become liable to pay GST in circumstances where the Target Entity has no express entitlement to increase the consideration payable under the document, instrument, contract, agreement, deed or transaction or otherwise seek reimbursement so that the Target Entity retains the amount it would have retained but for the imposition of GST. 15.16 Related party dealings No Target Entity has made any loan, distributed any property or engaged in any other transaction or arrangement which attracts the operation of Division 7A of Part III of the ITAA 1936. 15.17 Rulings, determinations and elections Any ruling, determination or election requested, received or made by a Target Entity in respect of Tax: (a) has been disclosed to the Buyer; and (b) has at all times after the issue of the ruling, determination or election been complied with by the relevant Target Entity. 15.18 Public officer The office of public officer of each Target Entity incorporated in Australia as required under any Tax Law has always been occupied. 16 Anti-bribery, anti-money laundering and sanctions 16.1 No breach (a) No Target Entity, nor any of its directors or officers, nor, to the best of the Seller's knowledge, any Employees or independent contractors (in that capacity) of any Target Entity, nor any agents or representatives acting on behalf of any Target Entity is engaged in any activity, practice or conduct or has taken any action or inaction, directly or indirectly, which would breach any Anti-Bribery Laws or Anti- Money Laundering Laws. (b) No Target Entity, nor any of its directors or officers or, nor, to the best of the Seller's knowledge, any Employees or independent contractors (in that capacity) of any Target Entity, nor any agents or representatives acting on behalf of any Target Entity, has been party to or a subject of any Proceedings or investigation in any jurisdiction relating to an offence or civil contravention, or alleged offence or civil contravention, under any Anti-Bribery Laws or Anti-Money Laundering Laws. (c) No Target Entity, nor the Seller in connection with the Business, has during the three years preceding the date of this agreement received any written notice or

Schedule 2 Warranties 105781602 page 105 request, or to the best of the Seller's knowledge, has been subject to an investigation or prosecution by any Governmental Agency for any actual or potential non-compliance with, or an offence or civil contravention by the Target Entity or the Seller (as applicable) under any Anti-Bribery Laws or Anti-Money Laundering Laws. 16.2 No investigation In connection with any contract or agreement with a Governmental Agency, the Seller has not been the subject of an investigation, or conducted, or initiated any internal investigation with respect to any bona fide suspicion or allegation that the Seller or any Target Entity: (a) violated any applicable law involving fraud, conflict of interest, bribery, or gratuity violations; or (b) received a significant overpayment on that contract from the Governmental Agency, in each case, in connection with the Business. 17 M&A Transactions (a) There are no outstanding obligations on any Target Entity in respect of any disposals or acquisitions of businesses involving the Company in the past five years (M&A Transactions). (b) No Target Entity is in breach of any of its obligations under the transaction documents relating to any M&A Transactions, and to the best of the Seller's knowledge, no claims or Demands have or will be made (and no reason exists for any such claims or Demands to be made) by or against any Target Entity in relation to any M&A Transaction. 18 Accuracy of information 18.1 Schedules The information set out in Schedule 7 and Schedule 8 is complete and accurate in all material respects. 18.2 Disclosure (a) Subject to warranty 18.2(b) of this Schedule 2, the information contained in Disclosure Materials is, when read in totality, accurate in all material respects. The Seller has not included any such information in the Disclosure Materials that is misleading in any material respect, and, no such information has been omitted from the Disclosure Materials that would when read in totality render the Disclosure Materials misleading in any material respect. (b) Warranty 18.2(a) of this Schedule 2 does not apply to any External Report or any Forward-looking Information or any general industry or market information contained in the Disclosure Materials, including without limitation the Confidential Information Memorandum and the Management Presentation.

Schedule 3 Buyer Warranties 105781602 page 106 Schedule 3 Buyer Warranties 1 No legal impediment The execution, delivery and performance by the Buyer of this agreement: (a) complies with its constitution or equivalent constituent documents in its place of incorporation; and (b) does not constitute a breach of any law, regulation or cause or result in default under any agreement, undertaking or Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement. 2 Corporate authorisations (a) The execution and delivery of this agreement by the Buyer has been properly authorised by all necessary corporate actions. (b) Subject to obtaining the regulatory approvals required under clause 2.1, all necessary action to authorise the delivery and performance of this agreement by the Buyer in accordance with its terms have been obtained or will be obtained before Completion. 3 Power and capacity The Buyer has full power to and capacity to own its own assets and to enter into and perform its obligations under this agreement. 4 Funding (a) The Buyer has in place and available to it sufficient: (1) debt funding arrangements on an unconditional basis (other than customary conditions to draw down of a procedural nature); and / or (2) cash (which is not subject to any Security Interests or other third party rights), to pay the Purchase Price.

Schedule 3 Buyer Warranties 105781602 page 107 (b) The Equity Commitment Letter: (1) has been duly executed by the parties to that document and constitutes a legally valid and binding obligation on those parties that is enforceable in accordance with its terms; and (2) has not been terminated or rescinded, or amended in any respect which will, or is reasonably likely to, prejudice the Buyer’s ability to pay the Purchase Price in accordance with this agreement. (c) The Buyer is not in default under the Equity Commitment Letter and no event has occurred which, with notice, lapse of time or both, would result in a default under the Equity Commitment Letter. 5 Incorporation The Buyer is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation. 6 No trust The Buyer enters into and performs this agreement on its own account and not as trustee for or nominee of any other person. 7 Solvency The Buyer is not the subject of an Insolvency Event, and so far as the Buyer is aware, there are no circumstances that justify the Buyer being the subject of an Insolvency Event. 8 No known claims As at the date of this agreement, the Buyer is not aware of any breach of Warranty or of any matter that may result in a Claim. 9 W&I Policy current The W&I Policy is current and in full force and effect.

105781602 page 108 Schedule 4 Completion Steps 1 Pre–Completion actions 1.1 W&I Policy On the date of this agreement, the Buyer must deliver to the Seller: (a) a copy of the stamped and signed W&I Policy; and (b) a copy of the no claims declaration as at signing of this agreement duly executed on behalf of the Buyer as required under the W&I Policy. 1.2 Notifications At least 10 Business Days before Completion the Buyer must notify the Seller of: (a) any directors, secretaries and public officers of the Target Entities whom it wishes to resign from Completion; (b) any persons it wishes to be appointed as a director, secretary or public officer of a Target Entity from Completion and deliver to the Seller a consent to act and notification of interests signed by each such person; (c) the address, if any, to which the registered office of each Target Entity is to be changed following Completion; and (d) any changes to the existing mandates for the operation of bank accounts of each Target Entity. 1.3 Completion Certificate At least 10 Business Days before Completion, the Seller must deliver to the Buyer a certificate setting out the amounts of: (a) the External Debt as at the Effective Time (and the amount of any Tax that must be withheld or deducted on repayment of the External Debt and the calculations underlying that amount); (b) the External Debt Amount; (c) the Cost of Capital Charge; (d) the Notified Leakage (if any); and (e) the Transaction Costs Amount, together with payment directions from the relevant Target Entities including details of the relevant payees.

Schedule 4 Completion Steps 105781602 page 109 1.4 Board resolutions (a) On or before Completion the Seller must ensure that a meeting of the directors of the Company is convened and approves, the registration of the Buyer as the holder of the Sale Shares in its register of shareholders and the issue of a new share certificate for the Sale Shares in the name of the Buyer, subject only to receipt of the executed share transfers referred to in clause 2.2(c) of this Schedule 4 and to payment of any Duty on the transfer of Sale Shares. (b) On or before Completion the Seller must ensure that a meeting of the directors of each Target Entity is convened and approves (subject to Completion occurring): (1) the resignations of existing directors, secretaries and public officers notified under clause 1.2(a) of this Schedule 4; (2) the appointment of each person notified under clause 1.2(b) of this Schedule 4 as a director, secretary or public officer (as applicable) of the Target Entity (provided that a consent to act and notification of interest signed by that person has been delivered to the Seller); (3) any change of the registered office of the Target Entity to the address notified under clause 1.2(c) of this Schedule 4; and (4) if the Buyer has approved new mandates for the operation of bank accounts by each Target Entity, the revocation of all existing mandates and the replacement of those mandates with the mandates approved by the Buyer. 2 Completion 2.1 Seller’s obligations at Completion (a) At Completion, the Seller must give the Buyer the following documents: Description Items to be provided 1 share certificates share certificate for the Sale Shares and any other documents necessary to establish the Buyer’s title to the Sale Shares and that may be required by a Target Entity for registration of the transfer of the Sale Shares to the Buyer. 2 share transfers completed share transfer form for transferring the Sale Shares to the Buyer, duly executed by or on behalf of the Seller. 3 register of members the register of members of the Company evidencing the ownership by the Buyer of all of the issued shares in the capital of the Company.

Schedule 4 Completion Steps 105781602 page 110 Description Items to be provided 4 board resolutions copies of the board resolutions referred to in clause 1.4 of this Schedule 4. 5 officer resignations copies of signed resignations of each director, secretary and public officer of each Target Entity notified to the Seller under clause 1.2 of this Schedule 4 in the form of Schedule 12. 6 release of Encumbrances Documents evidencing the release of all Encumbrances in respect of the Sale Shares executed by the holder of that Encumbrance and the power of the Seller or Target Entity to procure that the holder of each Encumbrance update the PPS Register within 10 Business Days of release of that Encumbrance. 7 Transaction Documents copies of the Transaction Documents duly executed by the Company, the Seller and the Seller Group, as applicable. 8 Locked Box Certificate the Locked Box Certificate, duly signed by the Seller. 9 Disclosure Materials a copy of the Disclosure Materials, to be provided in such forms as the Buyer requests, including via portal upload and USB. 10 Run-Off Policies a duly executed copy of the D&O Run Off Policy and PII Run Off Policy. 11 Reliance Letters copies of reliance letters executed by each author of the relevant External Report, in the form provided to the Buyer prior to the date of this agreement. 12 repayment of Inter-company Receivables evidence (in a form acceptable to the Buyer, acting reasonably) of the repayment or discharge (as applicable) of the Inter-company Receivables. (b) Subject to the Buyer complying with its obligations under clause 2.2 of this Schedule 4, at Completion, the Seller must make available to the Buyer at the respective offices or places of business of the Target Entities:

Schedule 4 Completion Steps 105781602 page 111 Description Items to be provided 1 corporate documents the certificate of incorporation, bylaws, common seal, duplicate seal, ASIC corporate key, all prescribed registers, all statutory, minutes and other Business Records, other than as provided under the TSA. 2 books and ledgers all ledgers, journals and books of account of each Target Entity. 3 bank accounts a list of all bank accounts maintained by each Target Entity in its name. 4 PPS Register information all secured party group numbers, access codes, dealing numbers and token codes for all Security Interests held by a Target Entity as at Completion. (c) Subject to the Buyer complying with its obligations under clause 3.5, at Completion, the Seller must procure that the relevant Target Entities: (1) pay the relevant part of the External Debt Amount to each person to whom the External Debt is owed or as that person directs (less, for the avoidance of doubt, any Tax required to be deducted or withheld by the relevant Target Entities on repayment of the External Debt); and (2) pay the relevant part of the Transaction Costs Amount (inclusive of GST if applicable) to each person to whom part of the Transaction Costs are owed or as that person directs. (d) The parties agree that for the purposes of the payments under clause 2.1(c) of this Schedule 4 the Seller may procure the relevant Target Entities issue directions to the Buyer to pay the recipients of those payments on behalf of the Target Entities in accordance with clause 1.2 of this Schedule 4.

Schedule 4 Completion Steps 105781602 page 112 2.2 Buyer’s obligations at Completion At Completion the Buyer must: (a) deliver to the Seller a copy of the no claims declaration at Completion duly executed on behalf of the Buyer as required under the W&I Policy; (b) deliver evidence satisfactory to the Seller that the Buyer has satisfied its obligations under clause 3.4, clause 3.5 and clause 8.14(e); (c) execute and deliver the share transfers of the Sale Shares; and (d) complete each Transaction Document in accordance with its terms. 3 Post Completion actions Immediately following Completion, the Buyer and the Seller must procure that the relevant filings are made with the appropriate Governmental Agency to reflect the actions taken under this Schedule 4.

> HERBERT =- SMITH%P FREEHILLS Buyer Signed by Aristotle Holding III Pty Limited (ACN GGG 554 838) by sign here ► f\pc, sign here ► Company Secretary/Director Director print name Mark Stewart Tucker print name Mary Ann Sigler